UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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EPR Properties

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2018 ANNUAL MEETING

OF SHAREHOLDERS

Meeting Information

Date:	June 1, 2018
Time:	11:00 a.m.
Location:	EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106

April 20, 2018

Dear Shareholders:

The 2018 annual meeting of shareholders of EPR Properties will be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 on June 1, 2018 at 11:00 a.m. (local time). At the meeting, our shareholders will vote:

•	To elect Thomas M. Bloch and Jack A. Newman, Jr. as Class III trustees to serve for a three-year term (Proposal No.1);

•	To approve our named executive officers’ compensation in an advisory vote (Proposal No. 2);

•	To approve an amendment to our Declaration of Trust to declassify our Board of Trustees (Proposal No. 3); and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal No. 4).

Shareholders will also transact any other business that may properly come before the meeting.

All holders of record of our common shares at the close of business on March 9, 2018 are entitled to vote at the meeting or any postponement or adjournment of the meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. As a result, we are mailing to our shareholders a notice instead of a printed copy of this proxy statement and our 2017 annual report to shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this proxy statement, our 2017 annual report to shareholders and a form of proxy card or voting instruction form. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

You are cordially invited to attend the meeting in person. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you vote as promptly as possible. You may vote by proxy over the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. Your vote is important and all shareholders are encouraged to attend the meeting and vote in person or by proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans

Senior Vice President, General Counsel and Secretary

909 Walnut, Suite 200      Kansas City, MO 64106      816.472.1700      Toll Free: 888 EPR REIT      Fax: 816.472.5794      www.eprkc.com

Proxy Statement EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

This proxy statement (this “Proxy Statement”) provides information about the 2018 annual meeting of shareholders (the “Annual Meeting”) of EPR Properties (“we,” “us” or the “Company”) to be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, on June 1, 2018, beginning at 11:00 a.m. (local time), and at any postponements or adjournments of the meeting.

The Notice Regarding the Availability of Proxy Materials and this Proxy Statement and form of proxy are being distributed and made available on or about April 20, 2018.

APPENDIX A – PROPOSED AMENDMENT TO DECLARATION OF TRUST

APPENDIX B – PROPOSED AMENDMENT TO DECLARATION OF TRUST (MARKED VERSION)

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information:

Time and Date:	11:00 a.m. (local time) on Friday, June 1, 2018
Place:	EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106
Record Date:	March 9, 2018
Voting:	Only shareholders of record at the close of business on March 9, 2018 are entitled to notice of, and to vote at, the Annual Meeting.
How to Vote:

If you are a shareholder of record, you may vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials, or in person at the Annual Meeting. If you are a beneficial owner of our common shares of beneficial interest held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. You may also vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials.

Attending the Annual Meeting:

All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record).

2018 Proxy Statement	Page 1

Annual Meeting Agenda and Voting Recommendations:

Proposal		Board’s Voting Recommendation	Page
No. 1	Election of Trustees	“FOR” each trustee nominee	12

The Company is asking shareholders to elect two Class III Trustee nominees to the Board. The Board believes that the nominees possess the necessary experience, qualifications, attributes and skills to serve as trustees.

No. 2	Advisory Vote on Executive Compensation	“FOR”	31
The Company is asking shareholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these proxy materials.
No. 3	Amendment to Declaration of Trust to Declassify Board of Trustees	“FOR”	65
The Company is asking shareholders to approve an amendment to the Company’s Declaration of Trust to declassify the Board.
No. 4	Ratification of Selection of Independent Registered Public Accounting Firm	“FOR”	67

The Company and the Audit Committee are asking shareholders to ratify the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Trustee Nominees:

The following table provides summary information about each trustee nominee.

Name	Age	Trustee Since	Principal Occupation	Committee Memberships
Thomas M. Bloch(1)	64	2013	Retired President and Chief Executive Officer of H&R Block, Inc.	Audit, Nominating/Company Governance (Chair), Finance, and Compensation and Human Capital
Jack A. Newman, Jr.(1)	70	2009	Owner of Jack Newman Advisory Services and Retired Executive Vice President of Cerner Corporation	Audit (Chair), Nominating/Company Governance, Finance, and Compensation and Human Capital

   (1) Independent Trustee

2018 Proxy Statement	Page 2

Corporate Governance Highlights:

•	Six of the seven trustees are independent and meet regularly in executive session.

•	The roles of Chief Executive Officer and Chairman of the Board are separate.

•	We have adopted a majority vote standard for the election of trustees.

•	We impose trustee age limits.

•	Only independent trustees are Committee members.

•	The Board has a robust trustee nominee selection process.

•	The Board has share ownership guidelines for trustees and executive officers.

•	The Company has an anti-hedging policy.

•	Board, Committee and trustee performance evaluations are performed annually.

•	The Board and Committees are responsible for risk oversight.

•	The Board amended the Company’s Bylaws in 2017 to permit shareholders to make amendments to the Bylaws.

•	As a part of Proposal No. 3, the Company is asking shareholders to approve an amendment to the Company’s Declaration of Trust to declassify the Board.

•	All of our trustees attended all of the meetings of the Board and Committees on which they served during the 2017 fiscal year.

•	All of our trustees attended the Company’s 2017 Annual Meeting of Shareholders.

Financial Highlights:

The following are financial highlights of 2017:

•	Total revenue was $576.0 million for 2017, representing a 17% increase from 2016.

•	Net income available to common shareholders was $234.2 million, or $3.29 per diluted common share, compared to $201.2 million, or $3.17 per diluted common share, for 2016.

•	FFO (a non-GAAP financial measure) for 2017 was $327.4 million, or $4.58 per diluted common share, compared to $304.6 million, or $4.77 per diluted common share, for 2016.(1)

•	FFO as adjusted (a non-GAAP financial measure) for 2017 was $360.5 million, or $5.02 per diluted common share, compared to $308.0 million, or $4.82 per diluted common share, for 2016, representing a 4% increase in per share results.(1)

•	Investment spending during 2017 totaled $1.6 billion, compared to $805.0 million for 2016.

•	We completed public offerings of preferred equity and senior unsecured notes for total net proceeds of $587.7 million.

•	We redeemed all of our outstanding 6.625% Series F Cumulative Redeemable Preferred Shares for an aggregate redemption price of approximately $126.5 million.

•	We amended our unsecured consolidated credit agreement which governs our unsecured revolving credit facility and our unsecured term loan facility. These amendments increased the borrowing capacity, extended the maturity, released our subsidiaries as co-borrowers and lowered the interest rate and related pricing terms of our facilities.

•	We issued an aggregate of 1,382,730 common shares under the direct share purchase component of our Dividend Reinvestment and Direct Share Purchase Plan for total net proceeds of $98.2 million.

2018 Proxy Statement	Page 3

•	We completed a transaction with CNL Lifestyle Properties, Inc. (“CNL Lifestyle”) and an affiliate of Och-Ziff Real Estate (“OZRE”) with an aggregate investment of $730.8 million. In the transaction, we acquired the Northstar California Resort, 15 attraction properties (waterparks and amusement parks), five small family entertainment centers and certain related working capital for aggregate consideration valued at $479.8 million, including final purchase price adjustments. Additionally, we provided $251.0 million of secured debt financing to OZRE for its purchase of 14 CNL Lifestyle ski properties valued at $374.5 million.

•	We maintained our net debt to adjusted EBITDA ratio (a non-GAAP financial measure) at 5.39x at December 31, 2017.(1)

•	We raised the dividend on our common shares over 6% compared to 2016.

(1)	For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 63 through 68 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Executive Compensation Highlights:

Our compensation program is designed to attract and retain quality executives, aligning our executives’ interests with those of our shareholders, and motivating them to achieve, and rewarding them for, superior performance, with the goal of maximizing long-term shareholder value. Underlying our compensation program is a compensation philosophy that seeks to:

•	Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation and other benefits,

•	Emphasize variable performance-based compensation,

•	Reward executives for performance on measures designed to increase shareholder value, and

•	Use equity-based incentives, including nonvested restricted common shares and nonvested common share options, to ensure that executives are focused on achieving appropriate earnings growth and dividend levels and building shareholder value by aligning the executive’s interests with those of our shareholders.

2018 Proxy Statement	Page 4

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program and long-term incentive plan payable primarily through equity grants, all of which are considered at-risk. Some of the compensation “best practices” we employ in furtherance of our philosophy include:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards granted for prior performance

✓   To set variable pay, we annually establish performance goals for management, assess performance-against-target and compare our performance on key metrics against other triple-net lease REITs that we consider comparable

✓   Multi-year, long-term incentive equity awards use relative TSR as the main metric

✓   We have share ownership guidelines for our executives and trustees

✓   We engage an independent compensation consultant to advise the Compensation and Human Capital Committee (referred to in this Proxy Statement as our Compensation Committee), which is comprised solely of independent trustees

✓   We incent executives to elect to receive annual incentive awards in the form of nonvested restricted common shares instead of cash, further aligning their interests with shareholders

✗  We do not target compensation above the market median (50th percentile overall) of our comparative group of peer companies; we use the median as the beginning reference point and the Compensation Committee then adjusts pay based on a comprehensive review of performance

✗  We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗  We do not allow hedging of Company securities

✗  We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗  We do not allow for repricing of common share options

✗  We do not provide excessive perquisites; we provide perquisites that we believe align management and shareholder interests

2018 Proxy Statement	Page 5

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting, which will take place on Friday, June 1, 2018. As a shareholder, you are invited to attend the Annual Meeting and vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2017 annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.

What am I voting on?

Our Board of Trustees (also referred to herein as the “Board”) is soliciting your vote for:

•	The election of Thomas M. Bloch and Jack A. Newman, Jr. as Class III trustees to serve for a three-year term (Proposal No. 1);

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (the “say-on-pay” vote) (Proposal No. 2);

•	The approval of an amendment to our Declaration of Trust to declassify our Board (Proposal No. 3); and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal No. 4).

What are the Board’s recommendations?

The Board recommends you vote:

•	“FOR” the election of Thomas M. Bloch and Jack A. Newman, Jr. as Class III trustees to serve for a three-year term (Proposal No. 1);

•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (Proposal No. 2);

•	“FOR” the approval of the amendment to our Declaration of Trust to declassify our Board (Proposal No. 3); and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal No. 4).

2018 Proxy Statement	Page 6

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

If I share an address with another shareholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call us at the following address and telephone number:

EPR Properties

Attention: Secretary

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

Shareholders who hold shares in “street name” (as described below) may contact their broker, bank or other similar nominee to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

Our proxy materials are also available on the Internet at www.envisionreports.com/EPR.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

2018 Proxy Statement	Page 7

Who is entitled to vote at the meeting?

Holders of record of our common shares at the close of business on March 9, 2018 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their common shares held on that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 74,316,953 common shares of the Company were outstanding.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each common share owned by you at the close of business on the Record Date.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

2018 Proxy Statement	Page 8

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal No. 4) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

The election of trustees (Proposal No. 1), the say-on-pay vote (Proposal No. 2) and the amendment to our Declaration of Trust to declassify our Board (Proposal No. 3) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1, 2 and 3.

2018 Proxy Statement	Page 9

How many votes are needed to approve each item?

We have adopted a majority vote standard for the election of trustees. The affirmative vote of a majority of votes cast at the Annual Meeting is required for the election of trustees (Proposal No. 1). This means that the number of shares voted “FOR” each trustee nominee must exceed the number of votes “WITHHELD” from that trustee nominee in order for that nominee to be elected.

The affirmative vote of a majority of votes cast at the Annual Meeting is required to: (i) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); and (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal No. 4). This means that the number of shares voted “FOR” each proposal must exceed the number of votes “AGAINST” that proposal in order for that proposal to be approved.

The affirmative vote of a majority of all the votes entitled to be cast on the matter is required to approve the amendment to our Declaration of Trust to declassify our Board (Proposal No. 3). This means that of our outstanding common shares, a majority of them must be voted “FOR” this proposal in order for it to be approved.

How are abstentions and broker non-votes counted?

Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. Each trustee nominee is elected by the affirmative vote of a majority of the votes cast for the election of that trustee nominee at the Annual Meeting. Only votes “FOR” or “WITHHELD” with respect to each trustee nominee are counted as votes cast. Broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal No. 4) each require the affirmative vote of a majority of the votes cast for that proposal at the Annual Meeting. Only votes “FOR” or “AGAINST” each proposal are counted as votes cast. Abstentions and broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

The proposal to approve the amendment to our Declaration of Trust to declassify our Board (Proposal No. 3) requires the affirmative vote of a majority of all the votes entitled to be cast on the matter. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

What is the effect of the advisory vote?

The vote of the shareholders regarding the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) is an advisory vote, and the result will not be binding on the Board of Trustees or the Company. However, the Board and the Compensation Committee, which is comprised of independent trustees, will consider the outcome of the vote when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically

2018 Proxy Statement	Page 10

revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary a written notice of revocation prior to the Annual Meeting.

Does the Company have a policy for confidential voting?

We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy instructions, ballots and voting tabulations, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

2018 Proxy Statement	Page 11

COMPANY GOVERNANCE

Proposal No. 1 – Election of Trustees

What are you voting on?

The Board of Trustees consists of seven members and is divided into three classes having three-year terms that expire in successive years. The Board has nominated Thomas M. Bloch and Jack A. Newman, Jr. to serve as Class III trustees for a term expiring at the 2021 annual meeting or until their successors are duly elected and qualified. Mr. Bloch was elected by shareholders at the 2013 annual meeting and Mr. Newman was elected by shareholders at the 2009 annual meeting.

The Company’s Declaration of Trust currently provides for a staggered, or classified, Board of Trustees consisting of three classes of trustees, each serving staggered three-year terms. However, for the reasons discussed in Proposal No. 3, the Board is recommending that the Board’s classified structure be removed and phased out as current trustee terms expire. If Proposal No. 3 is approved by shareholders, beginning with the 2019 annual meeting of shareholders, the nominees for trustee will each be elected to serve a one-year term.

The nominees, Messrs. Bloch and Newman, have been nominated upon the recommendation of the Nominating/Company Governance Committee, which is comprised solely of independent trustees. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them in accordance with the shareholder’s instruction or, if no instruction is made, for the election of the Board’s nominees for trustee.

Vote Required

Each trustee nominee who receives a majority of the votes cast in favor of such trustee nominee’s election (i.e., the number of shares voted “FOR” a trustee nominee must exceed the number of shares “WITHHELD” from that trustee nominee, excluding abstentions) will be elected a trustee, in an uncontested election.

The Company’s Trustee Resignation Policy provides that any trustee nominee who does not receive a majority of votes cast in favor of such trustee nominee’s election must promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Nominating/Company Governance Committee must consider and act on the resignation, as more fully described under “Additional Information Concerning the Board of Trustees – Mandatory Trustee Resignation Policy.”

Your Board recommends a vote “FOR” the election of Thomas M. Bloch and Jack A. Newman, Jr. as Class III trustees.

Here is a brief description of the backgrounds and principal occupations of the two individuals nominated for election as trustees and each trustee whose term of office will continue after the Annual Meeting.

2018 Proxy Statement	Page 12

Class III Trustees

(Serving and Nominated for a Term Expiring at the 2021 Annual Meeting)

Thomas M. Bloch	Trustee since: 2013 and Nominee	Age: 64	Independent

Mr. Bloch retired as President and Chief Executive Officer of H&R Block, Inc. in 1995, after a nineteen-year career with the company. He began teaching math in Kansas City’s urban core at St. Francis Xavier School in 1995 and then in 2000 co-founded University Academy, an urban college preparatory public charter school. Until 2013, Mr. Bloch served in numerous positions at the nationally recognized charter school, including as President of the Board for its first ten years and as a teacher. A past Chairman of the University of Missouri-Kansas City (UMKC) Trustees, he currently serves as Chairman of the UMKC Foundation, the Marion and Henry Bloch Family Foundation, and the H&R Block Foundation. He is the author of two books, Stand for the Best and Many Happy Returns. Mr. Bloch graduated cum laude from Claremont McKenna College in Claremont, California in 1976.

Jack A. Newman, Jr.	Trustee since: 2009 and Nominee	Age: 70	Independent

Mr. Newman currently runs his own company, Jack Newman Advisory Services, through which he offers strategy and general business consulting services. Prior to establishing this entity in 2008, Mr. Newman served for over 12 years as Executive Vice President for Cerner Corporation, a Nasdaq-listed health care information systems and knowledge services company. Prior to joining Cerner Corporation, Mr. Newman spent 22 years with KPMG LLP, including 14 years as a partner, the last four of which he served as National Partner-in-Charge of KPMG LLP’s Health Care Strategy Practice. He serves on four other boards, one of which is the legal board of Enterprise Bank and Trust, the banking subsidiary of Enterprise Financial Services Corp., a Nasdaq-listed financial holding company. Mr. Newman formerly served on the board of directors of Ferrellgas Partners, L.P., a NYSE-listed distributor of propane and related equipment and supplies. Mr. Newman is a C.P.A., has a Bachelor of Arts degree from Benedictine College and a Master’s degree in Public Administration from the University of Missouri-Kansas City.

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Class I Trustees

(Serving a Term Expiring at the 2019 Annual Meeting)

Barrett Brady	Trustee since: 2004	Age: 71	Independent

Mr. Brady retired December 31, 2008 from his position as Senior Vice President of Highwoods Properties, Inc., a NYSE-listed real estate investment trust. Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition in 1998 by Highwoods Properties, Inc. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady serves on the board of directors, the audit and executive committees, and is chairman of the ESOP of J.E. Dunn Construction Group, Inc. He also serves on the board of directors, the compensation and nominating committees and is chairman of the audit committee of NASB Financial, Inc., a thrift holding company of North American Savings Bank, F.S.B., and he serves on the board of directors and is chairman of the audit committee of North American Savings Bank, F.S.B. He also serves on the board of directors and the audit and corporate governance committees of CorEnergy Infrastructure Trust, Inc., a NYSE-listed owner of U.S. energy infrastructure assets. Mr. Brady also serves on the board of directors and compensation committee of MRIGlobal. Mr. Brady received a B.B.A. from Southern Methodist University and an M.B.A. from the University of Missouri.

Peter C. Brown	Trustee since: 2010	Age: 59	Independent

Mr. Brown is Chairman of Grassmere Partners, LLC, a private investment firm. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., one of the world’s leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999, and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown served as the non-executive Chairman of the Board of Trustees of the Company from 1997 to 2003. Mr. Brown currently serves on the board of directors and audit and risk evaluation committees of CenturyLink, Inc.(NYSE: CTL), and he serves on the board of directors and audit and nominating committees of Cinedigm Corp.(Nasdaq: CIDM). Mr. Brown has previously served on the board of directors of National CineMedia, Inc., Midway Games, Inc., LabOne, Inc. and Protection One, Inc. Mr. Brown is a graduate of the University of Kansas.

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Class II Trustees

(Serving for a Term Expiring at the 2020 Annual Meeting)

Robert J. Druten	Trustee since: 2004	Age: 71	Independent

Mr. Druten is Chairman of our Board of Trustees. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten serves as the chairman of the board of directors and chairman of the executive committee of Kansas City Southern, a NYSE-listed transportation company. Mr. Druten also serves on the compensation and nominating and governance committees of Kansas City Southern. Mr. Druten serves on the board of directors of Alliance GP, LLC, the managing general partner of Alliance Holdings GP, L.P., a Nasdaq-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users. Mr. Druten also serves on the audit and conflicts committees of Alliance GP, LLC. Mr. Druten previously served on the board of directors of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the chairman of the audit committee and also served on the compensation committee. Mr. Druten received a B.S. in Accounting from the University of Kansas and an M.B.A. from Rockhurst University.

Gregory K. Silvers	Trustee since: 2015	Age: 54

Mr. Silvers was appointed as our Chief Executive Officer and President in February 2015. Prior to being appointed as our Chief Executive Officer and President, Mr. Silvers served as our Executive Vice President since February 2012 and as our Chief Operating Officer since 2006 and Chief Development Officer since 2001. Mr. Silvers previously served as our Vice President from 1998 until February 2012 and as our Secretary and General Counsel from 1998 until October 2012. From 1994 to 1998, he practiced with the law firm of Stinson Leonard Street LLP specializing in real estate law. Mr. Silvers received his J.D. in 1994 from the University of Kansas.

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Robin P. Sterneck	Trustee since: 2013	Age: 60	Independent

Ms. Sterneck is President of Highland Birch Group, a private business consulting firm, and dedicates a portion of her time to Sterneck Capital Management, LLC. Prior to founding Highland Birch Group, Ms. Sterneck served in various capacities at Swiss Reinsurance (“Swiss Re”), a leading wholesale provider of reinsurance, insurance and other insurance-based forms of risk transfer, including serving as Managing Director, Head of Global Talent from January 2009 until her retirement in September 2009, and as Managing Director, Head of Commercial Insurance from 2006 until 2009. Ms. Sterneck joined Swiss Re upon its acquisition of GE Insurance Solutions in 2006. Prior to the acquisition, Ms. Sterneck served in a number of positions at GE Insurance Solutions beginning in 1999, including Head of the Commercial Insurance Division, a member of the Executive Leadership Team and a Global Marketing Leader. She also served as Senior Vice President of GE Capital from 1996 until 2006, and she previously held a number of positions with various subsidiaries of General Electric Co. (“GE”). Prior to joining GE in 1996, Ms. Sterneck spent 15 years in investment banking and public finance, including serving as Managing Director of Public Finance for Clayton Brown & Associates and as Senior Vice President for Shearson Lehman Brothers. Ms. Sterneck currently serves and has served on numerous non-profit and private company boards. She is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence and leading boardroom practices. She received a B.S. in Science from Trinity College of Vermont and an M.B.A. from Tulane University.

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The Nominating/Company Governance Committee has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and the business priorities.

The following table summarizes certain key characteristics of the Company’s business and the associated qualifications, attributes, skills and experience that the Nominating/Company Governance Committee believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience
The Company’s business involves complex financial transactions and accounting issues.	• High level of financial literacy. • Relevant CEO/President experience. • Relevant CFO/COO experience.
Real estate investment and development is the core focus of the Company’s business.	• Extensive knowledge of the real estate industry.
The Company’s business involves the acquisition and development of entertainment, education, recreation or other specialty properties.	• Extensive knowledge of the entertainment industry. • Extensive knowledge of the recreation industry (including ski, waterparks, etc.). • Extensive knowledge of the education industry.
The Company’s business involves accessing the capital markets on a regular basis.	• Extensive knowledge of public debt and equity markets. • Extensive knowledge of credit markets.
The Company is experiencing rapid growth and plans to continue expanding investments in its existing segments as well as potentially introducing new segments.

•     Diversity of race, ethnicity, gender, age, cultural background or professional experience.

•     Extensive knowledge of strategic planning and organizational design.

•     Specific in-depth knowledge of consumer discretionary industries.

•     Extensive knowledge of human capital management.

The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise.
The Company must comply with complex regulatory requirements and is committed to strong and transparent corporate governance practices.	• Independence. • Extensive knowledge of public company corporate governance matters. • Legal or regulatory experience.

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Set forth below is a chart listing each of the specific qualifications, attributes, skills and experiences discussed above. While we look to each trustee to be knowledgeable in these areas, an “X” in the chart indicates the specific qualification, attribute, skill or experience that each trustee brings to the Board. The lack of an “X” for a particular item does not mean that the trustee does not possess that qualification, attribute, skill or experience.

Qualifications, Attributes, Skills and Experience
High level of financial literacy	X	X	X	X	X	X	X
Relevant CEO/President experience	X	X	X			X
Relevant CFO/COO experience	X		X	X	X	X	X
Extensive knowledge of the real estate industry		X				X
Extensive knowledge of the entertainment industry			X	X		X
Extensive knowledge of the recreation industry (including ski, waterparks, etc.)						X
Extensive knowledge of the education industry	X					X
Extensive knowledge of public debt and equity markets			X	X		X	X
Extensive knowledge of credit markets			X			X
Diversity of race, ethnicity, gender, age, cultural background or professional experience	X						X
Extensive knowledge of strategic planning and organizational design	X	X	X	X	X	X	X
Exposure to, or specific in-depth knowledge of, consumer discretionary industries			X	X
Risk oversight/management expertise	X	X	X	X	X	X	X
Independence	X	X	X	X	X		X
Extensive knowledge of public company corporate governance matters	X	X	X	X	X	X	X
Extensive knowledge of human capital management							X
Legal or regulatory experience					X	X	X

The Nominating/Company Governance Committee and the Board of Trustees have evaluated the specific experience, qualifications, attributes, and skills of each nominee and trustee to determine that such person should serve as a trustee of the Company at this time. In doing so, the Nominating/Company Governance Committee and the Board focused primarily on the credentials described above. Particular consideration was given to the many years of experience each nominee and trustee has in real estate, finance and the entertainment, recreation and education businesses, and the diversity of experience, background and other relevant distinctions among the trustees. The Nominating/Company Governance Committee and the Board believe that such experience and diversity are vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for the Company.

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The Nominating/Company Governance Committee and the Board also recognized the value of participation by each of the current members of the Board in the NACD, and particularly their access to NACD resources, presentations and updates regarding company governance, executive compensation, risk oversight and strategic planning. The Nominating/Company Governance Committee and the Board believe that these resources ensure that our trustees are fully informed of current issues and best governance practices.

Each of Messrs. Bloch and Newman has consented to serve on the Board of Trustees. If Mr. Bloch or Mr. Newman should become unavailable to serve as a trustee, the Board of Trustees or the Nominating/Company Governance Committee may designate a substitute nominee or may elect to keep the vacancy unfilled. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Trustees or the Nominating/Company Governance Committee.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF TRUSTEES

Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the charters of our Audit Committee, Nominating/Company Governance Committee, Finance Committee and Compensation Committee may be found at the Company Governance section of our website at www.eprkc.com and are available in print to any shareholder or interested party who requests them. Requests for printed copies of our Company Governance Guidelines, Independence Standards for Trustees, Code of Business Conduct and Ethics or any charters of our Board committees should be submitted in writing to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Company Governance Guidelines and Code of Business Conduct and Ethics

Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders and interested parties to communicate directly with the independent trustees, Board committees, separation of the offices of Chairman and Chief Executive Officer, trustee compensation, and management succession. Our Nominating/Company Governance Committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.

We have also adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and all other officers, employees and trustees. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics by posting such information on our website or by filing a Form 8-K with the SEC.

Trustee Independence

Our Company Governance Guidelines and the NYSE’s governance rules require that a majority of our trustees be independent. To qualify as independent for this purpose, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those standards, the Board reviewed the independence of each of our trustees and trustee nominees. Based upon that review, the Board has affirmatively determined that each of our trustees and trustee nominees, except Mr. Silvers, has no material relationship with the Company and is thus independent in accordance with our Company Governance Guidelines and NYSE rules.

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The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees at the Company Governance section of our website at www.eprkc.com.

•	A trustee is not independent if:

•	The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

•	The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

•	(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of such firm, (C) the trustee has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time,

•	The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves on that company’s compensation committee, or

•	The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•	A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:

•	The entity does not provide financial advisory services to the Company,

•	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

•	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company’s principal source of credit or liquidity,

•	The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

•	The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

•	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

•	The trustee abstains from voting as a trustee to approve the transaction, and

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•	All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and proxy statement.

•	No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting, consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, will be considered independent until after the end of that relationship.

•	No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant will be considered independent until three years after the end of the tenancy or such relationship.

Mandatory Trustee Resignation Policy

The Company’s Trustee Resignation Policy provides that any trustee nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her written offer of resignation to the Board following certification of the shareholder vote from the meeting at which the election occurred. The policy applies only to uncontested elections of trustees, which is defined as any election in which the number of trustee nominees for election does not exceed the number of trustees to be elected. Once such a resignation is tendered, the Nominating/Company Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Nominating/Company Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Nominating/Company Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The trustee who tenders his or her resignation is not permitted to participate in the proceedings of the Nominating/Company Governance Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a trustee’s resignation, or if a non-incumbent nominee for trustee is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, our Company Governance Guidelines provide that any trustee who experiences any significant change in their personal circumstances, including a change in their principal job or professional responsibilities, must submit a letter of resignation to the Board to be effective on acceptance by a majority of the disinterested members of the Board at a meeting thereof duly called and held.

Trustee Age Limit

Our Company Governance Guidelines provide that the Nominating/Company Governance Committee will not recommend for election to the Board any incumbent trustee who has turned, or prior to the Company’s next annual meeting of shareholders will turn, 75 years of age.

Frequency of Board Meetings

The Board of Trustees met seven times in 2017. Each trustee attended all of the meetings of the Board and committees on which he or she served during 2017. Our trustees discharge their responsibilities throughout the year, not only at Board of Trustees and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.

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Executive Sessions

The independent trustees meet regularly in separate executive sessions without management. Mr. Druten serves as the presiding trustee during those sessions.

Shareholder Communications with the Board

Any shareholder or interested party is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. A shareholder or interested party may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this Proxy Statement, or by visiting the Company Governance section of our website at www.eprkc.com, clicking on “Communicate Anonymously with Our Board of Trustees,” and following the instructions for making a confidential submission. Such written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below.

Board Committees

The Board of Trustees has established an Audit Committee, a Nominating/Company Governance Committee, a Finance Committee and a Compensation Committee. All of our non-management trustees serve on all four committees. The Board believes this promotes access to a variety of views on all four committees and helps ensure that all of the committees have a broad perspective on the Company’s operations as a whole. Under our Company Governance Guidelines, members of the Audit Committee, Compensation Committee and Nominating/Company Governance Committee must satisfy the NYSE’s independence requirements in addition to certain requirements applicable specifically to the Audit Committee and Compensation Committee. Copies of the committee charters may be obtained at the Company Governance section of our website at www.eprkc.com.

Audit Committee. The Board of Trustees has appointed an Audit Committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck are “audit committee financial experts,” as defined by the SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Mr. Newman serves as the Chair of the Audit Committee. The committee met four times in 2017.

The primary responsibility of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management’s internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.

The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and

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permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.

The Audit Committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:

•	The performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee;

•	Pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm; and

•	Each particular service to be approved must be described in detail and be supported by detailed back-up documentation.

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the 2018 consolidated financial statements and internal control over financial reporting for 2018, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2018. See “Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm.”

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s consolidated financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting and, notwithstanding the designation of the Audit Committee members as “audit committee financial experts” pursuant to SEC rules, are not experts in the field of accounting or auditing, including auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and the representations made to them by management, and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, appropriate disclosure controls and procedures, appropriate internal control over financial reporting, or an appropriate internal audit function, or that the Company’s reports and information provided under the Exchange Act are accurate and complete. Furthermore, the Audit Committee’s considerations and discussions referred to above and in its charter do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with Public Company Accounting Oversight Board rules, that the consolidated financial statements are free of material misstatement or presented in accordance with generally accepted accounting principles, that there were no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting, that the Company’s independent registered public accounting firm is in fact “independent,” or that the matters required to be certified by the Company’s Chief Executive Officer and Chief Financial Officer in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q under the Sarbanes-Oxley Act and related SEC rules have been properly and accurately certified.

Nominating/Company Governance Committee. The Board of Trustees has appointed a Nominating/Company Governance Committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The Nominating/Company Governance Committee evaluates and nominates candidates for election to the Board of Trustees and assists the Board in ensuring the effectiveness of our governance policies and

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practices. Candidates for nomination to the Board are evaluated and recommended on the basis of the value they would add to the Board in light of their integrity, diversity of experience, training and judgment, their financial literacy and sophistication and knowledge of corporate and real estate finance, their knowledge of the real estate and/or our investment segment industries, their independence from Company management and other factors. The committee will consider nominations made by shareholders in compliance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below. The committee will use the same criteria to evaluate nominees recommended in good faith by shareholders as it uses to evaluate its own nominees, but may give greater weight to nominees recommended by holders of more than 5% of our outstanding common shares. Mr. Bloch serves as Chair of the Nominating/Company Governance Committee. The committee met four times in 2017.

Finance Committee. The Board of Trustees has appointed a Finance Committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The primary purpose of the Finance Committee is to review the Company’s financial policies, strategies and capital structure and take such action and make such reports and recommendations to the Board of Trustees as it deems advisable. Mr. Brown serves as Chair of the Finance Committee. The committee met four times in 2017.

Compensation Committee. The Board of Trustees has appointed a Compensation and Human Capital Committee, which we refer to in this Proxy Statement as the Compensation Committee, consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. As required under our Company Governance Guidelines, members of the Compensation Committee each meet the definition of “non-employee director” under SEC Rule 16b-3 and “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”). The primary responsibilities of the Compensation Committee are to (1) review and approve Company goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve the Chief Executive Officer’s compensation level based on that evaluation, (2) make recommendations to the Board regarding the compensation of the Company’s other executive officers and the independent trustees, as well as incentive compensation and equity-based plans that are subject to Board approval, and (3) provide oversight and guidance with respect to our human capital management, including attraction, motivation, development and retention of employees of the Company. The Compensation Committee may establish sub-committees consisting of one or more members to carry out duties that the Compensation Committee may assign. Ms. Sterneck serves as Chair of the Compensation Committee. The committee met five times in 2017.

Role of Compensation Consultants

To assist in carrying out its responsibilities, the Compensation Committee regularly consults with the committee’s outside compensation consultant. Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant’s fees and other retention terms. The Compensation Committee retained FPL Associates L.P. (“FPL”) to advise the committee with respect to its 2017 review of compensation levels for executive officers and trustees. In this role, our compensation consultant performed such duties as were requested by the committee. Those duties consisted primarily of providing market data and advice to the committee that were used to determine executive and trustee compensation, particularly analyses of the Company’s executive and trustee compensation in comparison to the benchmark companies. Representatives of our compensation consultant spoke with the Chair of the Compensation Committee, as well as with management, in preparing for committee meetings,

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attended committee meetings and met in executive session with the Compensation Committee without the presence of management.

Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships among FPL and the Company’s trustees and executives officers in order to assess whether the work done by FPL raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable NYSE and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

Trustee Attendance at Annual Meetings

Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. All of our trustees attended the 2017 annual meeting.

Family Relationships

No family relationships exist between any of our trustees, nominees or executive officers.

Board Leadership Structure and Role in Risk Oversight

The Company believes that its Board is best characterized as independent. As noted above, a majority of the Board’s members are independent and unaffiliated, with our Chief Executive Officer being the only trustee who is also a member of management. Further, although not required by our governance documents, the Company has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Trustees. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.

As described in detail above, there are four committees of the Board of Trustees: the Audit Committee, the Nominating/Company Governance Committee, the Compensation Committee and the Finance Committee.

The Board of Trustees and its committees play an important risk oversight role at the Company. The entire Board reviews and determines the Company’s overall business strategy, the management of its balance sheet, and each year’s annual budget. The Board also reviews all material acquisition, investment and disposition transactions entered into by the Company and its subsidiaries. The Audit Committee of the Board is specifically charged with reviewing the Company’s financial risk exposures. Further, the Company’s independent auditors report directly to the Audit Committee.

The administration of the Board’s risk oversight role does not have any direct effect on the Board’s leadership structure. However, we believe that the Board’s structure, its committees, and the experience and diverse backgrounds of our trustees all help to ensure the integrity of the Company’s risk management and oversight.

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Securities Trading Policy and Policy Against Hedging

Our insider trading policy prohibits executive officers, trustees, certain employees with access to our material, non-public information and certain of their family members (“Covered Persons”) from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in speculative hedging transactions in our securities.

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TRUSTEE COMPENSATION

Changes to Non-Employee Trustee Compensation Program

In January 2017, the Compensation Committee reviewed a market analysis by FPL regarding non-employee trustee compensation. Based on that review, as well as additional review and analysis by the Compensation Committee, the Compensation Committee approved certain increases in order to align non-employee trustee compensation with market practices: the annual non-employee trustee cash retainer increased from $50,000 to $60,000; and the annual non-employee trustee equity retainer increased from $75,000 to $100,000. In addition, the annual retainer for the Chairman of the Board increased from $30,000 to $50,000, and the annual retainers for the Chairs of the Audit, Compensation, Finance, Nominating/Company Governance Committees and the Investment Committee increased from $15,000 to $20,000 per year. Board meeting fees remained unchanged at $3,000 per Board meeting and $2,000 per committee meeting.

2017 Non-Employee Trustee Compensation Program

During 2017, each non-employee trustee received:

•	An annual retainer of $60,000, which could be taken in the form of cash or in restricted share units valued at 150% of the cash retainer amount. In 2017, each of the non-employee trustees elected to take this retainer in the form of restricted share units;

•	On the date of the annual meeting of shareholders, equity awards valued at $100,000 in the form of restricted share units;

•	$3,000 in cash for each Board meeting attended;

•	$2,000 in cash for each committee meeting attended; and

•	Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company and reimbursement of up to $10,000 annually for continuing director education.

The Chairman of the Board received an additional annual retainer of $50,000, and the Chairs of the Audit, Compensation, Finance and Nominating/Company Governance Committees each received additional annual retainers of $20,000, which could be taken in cash or in restricted share units valued at 150% of the cash retainer amount. In 2017, each of the non-employee trustees elected to take these additional retainers in the form of restricted share units. In addition, the Board has established an Investment Committee to review potential investments prior to Board approval, chaired by one Board representative. The Chair of the Investment Committee may select, from time to time, one or more other trustees to participate in meetings of the committee. In 2017, the Chair of the Investment Committee received an additional monthly retainer of $2,000 in cash and an additional annual retainer of $20,000, which could be taken in cash or in restricted share units valued at 150% of the cash retainer amount. Other trustees who participate in meetings of the Investment Committee at the request of the Chair of the Investment Committee receive an additional monthly retainer of $2,000 in cash for any month in which the trustee participates in a meeting. No trustee, other than Mr. Brady, who served as Chair of the Investment Committee, participated in meetings of the Investment Committee during 2017. In 2017, Mr. Brady elected to take his additional annual retainer for serving as Chair of the Investment Committee in the form of restricted share units.

Each restricted share unit granted to the non-employee trustees initially represents one common share. The restricted share units vest upon the earlier of the day preceding the Company’s next annual meeting of shareholders or a change in control of the Company. Vested restricted share units entitle the holders thereof to receive one common share for each unit upon the date such holder is no longer a trustee or such other date or dates as specified by the trustee prior to the grant. All of the restricted

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share units granted to our non-employee trustees during 2017 were issued under our 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”).

Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board. Therefore, Mr. Silvers, who served as trustee during 2017, is not listed in the Trustee Compensation table below.

Trustee Compensation for Fiscal 2017

The following table contains information regarding the compensation earned by the non-employee members of the Board of Trustees during 2017:

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2) (3)	Option Awards (4)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
Thomas M. Bloch	$135,000	$137,481	$—	$—	$—	$—	$272,481
Barrett Brady	159,000	137,481	—	—	—	—	296,481
Peter C. Brown	135,000	137,481	—	—	—	—	272,481
Robert J. Druten	165,000	152,012	—	—	—	—	317,012
Jack A. Newman, Jr.	135,000	137,481	—	—	—	—	272,481
Robin P. Sterneck	135,000	137,481	—	—	—	—	272,481

(1)	Amounts include annual retainers for each trustee, additional annual retainers for each trustee serving as Chairman of the Board or as a chair of committees of the Board (including additional monthly retainers for Mr. Brady, who served as Chair of the Investment Committee), and fees for attending Board and Board committee meetings. Each of the trustees elected to receive their annual retainers and additional annual retainers for 2017 in the form of restricted share units with an aggregate grant date fair value per trustee of $118,632, in the case of Messrs. Bloch, Brady, Brown and Newman and Ms. Sterneck, and $163,164, in the case of Mr. Druten. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the restricted share units.

(2)	Amounts reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC.

(3)	Amounts include: (i) restricted share unit awards granted to each trustee on the date of the Company’s 2017 annual meeting of shareholders with an aggregate grant date fair value per award of $98,849; and (ii) the incremental aggregate grant date fair value of the restricted share units that a trustee, by accepting restricted share units instead of cash for their annual retainers and additional annual retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2017, which was $38,632 per trustee, in the case of Messrs. Bloch, Brady, Brown and Newman and Ms. Sterneck, and $53,164, in the case of Mr. Druten. Nonvested restricted share units held by trustees and outstanding at December 31, 2017 include: (i) Mr. Bloch – 3,067; (ii) Mr. Brady – 3,067; (iii) Mr. Brown – 3,067; (iv) Mr. Druten – 3,695; (v) Mr. Newman – 3,067; and (vi) Ms. Sterneck – 3,067.

(4)	Vested and unexercised option awards held by trustees and outstanding at December 31, 2017 include: (i) Mr. Bloch – 0; (ii) Mr. Brady – 10,057; (iii) Mr. Brown – 0; (iv) Mr. Druten – 7,557; (v) Mr. Newman – 7,557; and (vi) Ms. Sterneck – 0.

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EXECUTIVE OFFICERS

Here are our executive officers and some brief information about their backgrounds.

Gregory K. Silvers	President and Chief Executive Officer	Age: 54
Mr. Silvers is our President and Chief Executive Officer and a member of our Board. His background is described in “Proposal No. 1: Election of Trustees.”
Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	Age: 54

Mr. Peterson was appointed an Executive Vice President in May 2015. He previously served as a Senior Vice President from February 2012 until this appointment, and he served as a Vice President from 2004 until February 2012. Mr. Peterson has also served as our Chief Financial Officer and Treasurer since 2006. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson is a C.P.A. and received a B.S. in Accounting, with highest honors, from the University of Illinois.

Craig L. Evans	Senior Vice President, General Counsel and Secretary	Age: 57

Mr. Evans was appointed a Senior Vice President and our General Counsel and Secretary in April 2015. From 2006 until his appointment, and from 1995 to 2002, Mr. Evans was a partner in the law firm Stinson Leonard Street LLP. Mr. Evans was partner in the law firm Shook Hardy & Bacon L.L.P. from 2002 to 2006. He practiced in the areas of corporate and securities law for over 30 years. Mr. Evans received a J.D. from the University of Kansas School of Law and a B.A. in Business Administration from William Jewell College.

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Michael L. Hirons	Senior Vice President - Strategy and Asset Management	Age: 47

Mr. Hirons was appointed our Senior Vice President - Strategy and Asset management in February 2016. From February 2012 until his appointment, he served as our Vice President - Strategic Planning. From 2006 to 2012, he served as our Vice President-Finance. From 2004 to 2006, Mr. Hirons was a co-founder and principal with Preferred Finance Partners, Inc., a firm that provided corporate financial consulting services. From 2000 to 2004, Mr. Hirons was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Director of Strategic Business Unit Finance. Mr. Hirons is a C.P.A. and received two bachelor’s degrees, with highest distinction, from the University of Kansas.

Tonya L. Mater	Vice President and Chief Accounting Officer	Age: 40

Ms. Mater was appointed as a Vice President and our Chief Accounting Officer on September 9, 2015. From 2012 until this appointment, she served as a Vice President and our Controller and from 2006 to 2012, she served as our Controller. From 2002 to 2006, she served in other capacities within our Accounting Department. Prior to joining the Company in 2002, Ms. Mater worked as an auditor with KPMG and Mayer Hoffman McCann P.C. from 2000 to 2002. Ms. Mater is a C.P.A and received a B.S. in Accounting from the University of Kansas.

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EXECUTIVE COMPENSATION

Proposal No. 2 – Advisory Vote to Approve NEO Compensation

What are you voting on?

As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in these proxy materials.

The Board recommends a vote FOR this proposal because it believes that our compensation program is effective in achieving the Company’s goals of:

•	Attracting and retaining quality executives,

•	Aligning our executives’ interests with those of our shareholders to create long-term value, and

•	Motivating our executives to achieve, and rewarding them for, superior performance.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program on an annual basis.

At the Company’s prior annual meeting of shareholders held in May 2017, approximately 95% of the votes cast on the “say-on-pay” resolution were voted in favor of the resolution. We believe this affirms shareholders’ support of the Company’s approach to executive compensation.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve, on a non-binding advisory basis, this proposal.

Your Board recommends a vote “FOR” the approval of the “say-on-pay” advisory vote.

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Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2017 fiscal year, which ended on December 31, 2017, our NEOs included the following individuals:

Officers	Title as of December 31, 2017

Gregory K. Silvers	President and Chief Executive Officer

Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer

Morgan G. Earnest II(1)	Senior Vice President and Chief Investment Officer

Craig L. Evans	Senior Vice President, General Counsel and Secretary

Michael L. Hirons	Senior Vice President – Strategy and Asset Management

(1)	As previously announced, effective March 31, 2018, Mr. Earnest transitioned from his previous role as Senior Vice President and Chief Investment Officer to the non-officer role of Executive Advisor to the Company.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

The discussion below includes references to certain non-GAAP financial measures. For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 63 through 68 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Executive Summary of Compensation Program

Our Compensation Committee has designed our compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating them to achieve superior performance, and rewarding them for such performance, with the goal of maximizing long-term shareholder value. Underlying our compensation program is a compensation philosophy that seeks to:

•	Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation and other benefits,

•	Emphasize variable performance-based compensation,

•	Reward executives for performance on measures designed to increase shareholder value, and

•	Use equity-based incentives, including nonvested restricted common shares and nonvested common share options, to ensure that executives are focused on achieving appropriate earnings growth and dividend levels and building shareholder value by aligning the executive’s interests with those of our shareholders.

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program (“AI”) and long-term incentive plan (“LTI”) payable primarily through equity grants, all of which are considered at-risk, which means that our NEOs may not realize their total compensation. The AI program evaluates performance over a short

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term based on the Company’s financial, operational and strategic performance, including results from certain key performance metrics and the executive’s personal performance. The LTI program primarily measures the Company’s total shareholder return relative to other REITs over multiple years.

Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Each of the NEOs elected to receive 100% of their bonuses in nonvested restricted common shares for 2017.

Awards under the LTI program are made in the form of nonvested restricted common shares and nonvested common share options. An initial determination of the value of the awards under the LTI is based on performance-based metrics, consistent with our goal of aligning pay with performance. In addition, vesting for these equity awards is time based, which is intended to incent retention and stability among the Company’s executives.

To ensure our executives’ interests are aligned with those of shareholders and to align pay with performance, a substantial portion of our NEOs’ compensation will vary depending on Company and personal performance and is payable primarily in the form of nonvested equity awards that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned. For our CEO, the specific components of total direct compensation for 2017 are illustrated by the chart below on the left (excluding perquisites and other personal benefits). This chart shows that performance-based LTI awards comprised 63% of his total direct compensation and performance-based AI awards comprised 24% of his total direct compensation, all of which was at-risk. The chart below on the right illustrates the specific components of our other NEOs’ average total direct compensation for 2017 (excluding perquisites and other personal benefits). The chart shows that performance-based LTI awards comprised 61% of their total direct compensation and performance-based AI equity awards comprised 23% of their total direct compensation, all of which was at-risk. The components depicted below are more fully described beginning on page 36.

(1)	For 2017, LTI awards included special awards of nonvested restricted common shares issued to each of the NEOs in recognition of their efforts in connection with the Company’s transaction with CNL Lifestyle and OZRE and nonvested restricted common shares, scheduled to vest on January 1, 2019, issued to all of the Company’s employees, including the NEOs, in recognition of the 20th anniversary of the Company’s initial public offering, in each case, as further discussed below.

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The variance between our CEO’s compensation and the compensation of the other NEOs reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s at-risk compensation is higher than the other NEOs because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining and managing the executive team.

At our 2017 annual meeting of shareholders, approximately 95% of the votes cast were in favor of our “say-on-pay” executive compensation proposal, which we believe evidences our shareholders’ support of our CEO and other NEO’s compensation arrangements, as well as our executive compensation practices generally.

2017 Results and Accomplishments

The following are highlights of our accomplishments in 2017 that impacted our executive compensation decisions and policies related to executive compensation:

•	2017 Performance. The following table compares the Company’s actual performance to the targeted level for each performance measure used by the Compensation Committee to set awards under the AI and the LTI for 2017:

Performance Measure(1)	Target	Actual	Performance Against Target
Growth in FFO, as adjusted, per share	6%	4.2%	Slightly Above Minimum
Investment Spending(2)	$625 million	$852 million	Above Maximum
Three-Year TSR vs. Triple-Net Peer Group(3)	50th percentile	73rd percentile	Between Target and Maximum

(1)	A discussion of these performance measures is provided on pages 39 and 40.

(2)	The investment spending performance measure excluded the transaction with CNL Lifestyle and OZRE (discussed below) from the calculation.

(3)	The Compensation Committee reviewed and considered the 2017 negative one-year TSR, but believes that three-year TSR is the appropriate performance measure for purposes of the LTI.

Other significant accomplishments include:

T	We acquired from CNL Lifestyle the Northstar California Ski Resort, 15 attraction properties (waterparks and amusement parks), five small family entertainment centers and certain related working capital for aggregate consideration valued at $479.8 million, including final purchase price adjustments. Additionally, we provided $251.0 million of five-year secured debt financing to funds affiliated with OZRE for its purchase of 14 CNL Lifestyle ski properties valued at $374.5 million. We refer to the transactions with CNL Lifestyle and OZRE in this CD&A as the “CNL Transaction.”

T	We completed public offerings of common equity, preferred equity and senior unsecured notes for total net proceeds of $685.9 million (excluding our common shares issued in the CNL Transaction).

T	We amended our unsecured credit facility, which, among other things, increased the initial maximum available amount under our revolving credit facility from $650.0 million to $1.0 billion, and increased the initial amount of the term loan portion of the credit facility from $350.0 million to $400.0 million. The amendment also generally lowered the interest rate and facility fee pricing for the facilities.

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T	We maintained our net debt to adjusted EBITDA ratio (a non-GAAP financial measure) at 5.39x at December 31, 2017.

T	We raised the dividend on our common shares over 6% compared to 2016.

Key Features of our Executive Compensation Program

We believe that our executive compensation program appropriately attracts, rewards and helps retain executives who can lead the Company and continue our long-term track record of profitability, growth and total shareholder return, including share appreciation and dividends (“TSR”). The following are the key features of our executive compensation program:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards granted for prior performance

✓   To set variable pay, we annually establish performance goals for management, assess performance-against-target and compare our performance on key metrics against other triple-net lease REITs that we consider comparable

✓   Multi-year, long-term incentive equity awards use relative TSR as the main metric

✓   We have share ownership guidelines for our executives and trustees

✓   We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓   We incent executives to elect to receive AI awards in the form of nonvested restricted common shares instead of cash, further aligning their interests with shareholders

✗    We do not target compensation above the market median (50th percentile overall) of our comparative group of peer companies; we use slightly below the median as the beginning reference point and the Compensation Committee then adjusts pay based on a comprehensive review of performance

✗    We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗    We do not allow hedging of Company securities

✗    We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗    We do not allow for repricing of common share options

✗    We do not provide excessive perquisites; we provide perquisites that we believe align management and shareholder interests

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Executive Compensation Program Summary

The chart below summarizes the elements and objectives of our 2017 executive compensation program for our CEO and other NEO’s.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates executives competitively relative to the market for their level of responsibility and experience.

Established at a level intended to approximate slightly below the median of base salaries provided by our peer group companies for comparable positions and responsibilities, which permits an emphasis on the performance-based components.

page 41
Annual Incentive Awards	Motivates and rewards short-term operational and financial performance.	A variable cash component designed to tie directly to key annual performance drivers and personal performance, with an incentive to convert this award to nonvested equity compensation.	page 41
Long-Term Incentive Awards

Encourages the creation of long-term shareholder value and rewards long-term performance through a combination of nonvested equity grants, the values of which are primarily tied to the long-term value of the Company’s shares which accentuate the creation of long-term shareholder value.

Equity-based compensation designed to align the interests of management and shareholders, by focusing on total shareholder return relative to other REITs over multiple years. For 2017, all awards were granted in nonvested restricted common shares.

page 43
Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement on death or disability, thus supporting our attraction and retention objectives.

Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions, health, disability and life insurance, except for a term life insurance benefit discussed below.

page 45
Perquisites	Provides benefits that are market-competitive to support our attraction and retention objectives.	Perquisites are not a material component of our executive compensation program and are reviewed annually for reasonableness.	page 45
Severance Benefits	Provides a severance benefit that is consistent with market practices and supports our attraction and retention objectives.

Under their employment agreements, our CEO and the other NEOs are qualified for certain cash severance benefits that are triggered by permanent disability, termination without cause and termination by the executive for good reason.

The Compensation Committee uses slightly below the market median of our compensation peer group for each element of executive compensation as its starting point and as the indicator of competitive market trends and to set opportunity levels within the program intended to align pay with performance as primarily measured by the performance measures established by the Compensation Committee at the beginning of 2017. During the first quarter of 2018, equity awards in the form of nonvested restricted common shares were granted to the NEOs taking into account 2017 Company performance and each executive’s personal performance during 2017. Based on these factors, AI bonuses were awarded at 105% to 121% of target levels and LTI awards were granted at 177% to 179% of target levels for each NEO.

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A majority of our executive compensation is variable pay under our AI and LTI, which allows the Compensation Committee to reward good performance and penalize poor performance.

•	AI awards focus on more near-term measures, including growth in FFO, as adjusted, per share and investment spending, two important drivers of the Company’s business. In addition, at the beginning of each year, the Chief Executive Officer develops personal performance objectives for each executive, which are reviewed at the end of the year and are considered in connection with the setting of AI and, to a lesser extent, LTI awards.

•	LTI awards are based primarily on measures of long-term shareholder return, which the Compensation Committee believes is the best method to align management’s incentives with the long-term interests of the Company’s shareholders.

•	LTI awards are granted in the form of equity-based compensation which vests over a period of four years. AI awards are payable in cash or nonvested restricted common shares which vest over a period of three years, at the election of the executive. The Company incents executives to take nonvested restricted common shares as payment of their annual incentive by valuing the equity award at an amount equal to 150% of the cash amount they otherwise would have received. As a result, for 2017 awards, all NEOs elected to receive nonvested restricted common shares in lieu of cash.

•	The Compensation Committee believes that this combination of performance-based grants and time-based equity awards establishes a proper balance of short-term and long-term performance incentives with strong retention incentives.

Compensation Setting Process

Our Compensation Committee meets at the beginning of each year to make decisions regarding our NEOs’ compensation. When making these decisions, our Compensation Committee considers the performance of our Company and of each NEO, available industry-based compensation information and the actual compensation provided to each NEO for each of the last three fiscal years. Based upon the review of this information, together with recommendations provided by our Chief Executive Officer (with respect to other NEOs), our Compensation Committee sets, for each of the NEOs, the base salary for the new fiscal year, and determines the AI and LTI awards for the most recently completed year. In addition to the input of the Chief Executive Officer, other NEOs attend meetings of our Compensation Committee from time to time and provide historical and prospective breakdowns of primary compensation components for each NEO, and additional context with respect to Company performance. Our Compensation Committee makes the final determinations on all elements of each NEO’s compensation. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance with the Compensation Committee and sharing his accomplishments and proposed objectives with the Compensation Committee.

Our Compensation Committee attempts to provide base salaries at competitive levels, based on the Compensation Committee’s assessment of salary levels that are intended to appeal to talented executives, both prospective new hires and our existing executive team. Similarly, perquisites and other benefits are reviewed annually and provided on such terms as are considered by our Compensation Committee to be reasonable and appropriate relative to those provided for similarly situated executive talent.

The Compensation Committee adopted a threshold performance target of at least 6% annual return on invested capital that must be achieved in order for an executive to be eligible to receive any awards under the AI and the LTI. If this threshold performance target is satisfied, the Compensation Committee will use the performance metrics and qualitative factors discussed below to determine appropriate final awards under those plans.

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In addition to the threshold performance target, the Compensation Committee has established formulaic performance targets with respect to incentive compensation under our AI and LTI, provided that a portion of each executive’s AI award is calculated based on a subjective assessment of personal performance. The Compensation Committee may make limited adjustments to the amount determined based on subjective and qualitative considerations of individual performance and the performance of the Company.

The Compensation Committee has retained FPL Associates L.P. (“FPL”) to advise the Compensation Committee with respect to its review of compensation levels for our NEOs. The Compensation Committee has determined that FPL is independent under our NYSE listing requirements.

For 2017, the Compensation Committee elected to use a peer group modeled primarily from JP Morgan Equity Research’s Triple-Net Lease REIT group (the “Triple-Net Peer Group”) for benchmarking purposes, which is the same group used in connection with our LTI performance target, except that Hospitality Properties Trust was not included in the benchmarking peer group due to its external management structure. The Compensation Committee believes that utilizing the same peer group for both purposes will ensure closer alignment with shareholder returns. Management assisted FPL and the Compensation Committee in the process, providing additional REIT-industry insight. The Compensation Committee reviews this peer group on an annual basis. The following table provides the names and key information for each company in the Triple-Net Peer Group that was used for benchmarking:

Name	Property Focus	Headquarters	Number of Employees(1)	Implied Market Capitalization As of December 31, 2017 (in millions)(2)	Total Capitalization As of December 31, 2017 (in millions)(2)
Gaming and Leisure Properties, Inc.	Specialty	Wyomissing, PA	714	$7,870.5	$12,313.4
Getty Realty Corp.	Other Retail	Jericho, NY	30	1,078.1	1,457.3
Gramercy Property Trust Inc.	Diversified	New York, NY	109	4,401.2	7,354.3
Lexington Realty Trust	Diversified	New York, NY	59	2,357.7	4,540.2
National Retail Properties, Inc.	Other Retail	Orlando, FL	66	6,623.8	9,836.8
Realty Income Corporation	Other Retail	San Diego, CA	152	16,229.0	22,349.5
Spirit Realty Capital, Inc.	Diversified	Scottsdale, AZ	87	3,851.3	7,663.5
STAG Industrial, Inc.	Industrial	Boston, MA	72	2,763.3	4,082.1
STORE Capital Corporation	Diversified	Scottsdale, AZ	80	5,045.7	7,642.6
VEREIT, Inc.	Diversified	Phoenix, AZ	330	7,774.1	14,918.4
W.P. Carey Inc.	Diversified	New York, NY	207	7,367.0	11,852.3
Median			87	5,045.7	7,663.5
Average			173	5,942.0	9,455.5
EPR Properties	Specialty	Kansas City, MO	63	4,852.2	8,252.3
Relative Percentile Rank			25%-ile	50%-ile	58%-ile

(1)	Based on information reported in each peer company’s most recent Annual Report on Form 10-K filed with the SEC.
(2)	Source: SNL Financial.

FPL’s benchmarking review was based on information disclosed in the peer companies’ 2017 proxy statements, which reported data with respect to fiscal 2016 (the latest year for which comprehensive data is publicly available), as well as FPL’s proprietary database. FPL also reviewed the 2017 NAREIT Compensation Survey (which FPL conducts) and additional proprietary real estate compensation surveys conducted throughout the year by FPL for additional context. FPL’s review compared our

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executive pay practices to cash and non-cash compensation awarded to executives in comparable positions at peer companies. FPL advised the Compensation Committee that the peer companies generally have compensation programs comparable to ours, with annual bonuses generally in the form of cash and annual long-term compensation generally in the form of equity with time-based vesting over three to five years and a focus on performance-based compensation.

Our Performance Goals

The core elements of our long-held strategy are to:

•	Maintain a specialized orientation complemented by diversification across and within segments,

•	Develop an understanding of segment drivers allowing us to isolate investments others may overlook and distinguish between real and perceived risks,

•	Provide a value-added process focused on collaboration, developing strong and sustainable relationships with our partners, and

•	Focus on growth and strong long-term performance.

Because this strategy spans multiple years, we look at performance more broadly than a year-over-year framework.

The Compensation Committee reviews management’s performance against pre-established business goals, taking into account business conditions and unforeseen developments during the year. The Compensation Committee looks at performance with respect to key operational and financial metrics not only against our own targets, but also against the performance of other triple-net lease REITs that we consider comparable. We focus on key drivers of value creation like FFO, FFO as adjusted, investment spending and balance sheet management in the context of a company like ours that executes a multi-year strategy across multiple markets and segments with different economic drivers. While we have established a formulaic framework for measuring performance against goals to determine compensation, we retain some discretion recognizing that mechanical calculations may have unintended results. The Compensation Committee also reviews and considers our TSR over multiple periods against comparable triple-net lease REITs. We believe that our process achieves the right balance between objective metrics and a basic framework for discretion in setting total executive compensation, which is very heavily weighted towards variable, performance-based pay. The Compensation Committee also takes into account individual roles, responsibilities and performance.

We have established performance measures intended to incent our executives to manage the Company’s business to meet or exceed our strategic goals. On an annual basis, we review growth in diluted FFO per share, as adjusted, and investment spending. The Compensation Committee believes quality of such growth is best measured in the long-term by comparing our multi-year TSR to that of the Triple-Net Peer Group. References to an “indicated award” means the initial specified award prior to the Compensation Committee’s exercise of discretion, if any, to adjust the award. In addition, personal performance objectives are set for each executive, and the executive’s satisfaction of these objectives is considered in determining bonuses under the AI.

•	Growth in FFO, as Adjusted, per Share

Target	Actual	Performance Against Target
$5.11	$5.02	Slightly Above Minimum

Our 2017 goal was to increase our diluted FFO per share, as adjusted, by 6% over our prior year’s performance of $4.82 per share. Our target was set slightly below the midpoint of our initial guidance range of $5.05 to $5.20.

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•	Investment Spending

Target	Actual	Performance Against Target
$625 million	$852 million	Above Maximum

Our 2017 goal for investment spending was $625 million (excluding the CNL Transaction), which was the midpoint of our initial guidance range of $600 million to $650 million (excluding the CNL Transaction). During 2017, we had aggregate investment spending of $852 million (excluding the CNL Transaction) in our Entertainment, Recreation, Education and Other segments, aggregating $320 million, $276 million, $255 million and $1 million in each segment, respectively.

•	Three-Year TSR vs. Three-Year Performance of our Triple-Net Peer Group

Target	Actual	Performance Against Target
50th percentile	73rd percentile	Between Target and Maximum

Our 2017 goal was to be at the 50th percentile when comparing our Three-Year TSR to the three-year performance of the Triple-Net Peer Group. Our annualized Three-Year TSR for the period ended December 31, 2017 was 10.2%.

Alignment of Pay and Performance

Variable pay consisting of LTI equity awards and annual cash bonuses under the AI (or equity awards under the AI at the executive’s election), constitute the majority of our executive compensation (for our Chief Executive Officer and President, 87%, and for our other NEOs, an average of 84%). This allows the Compensation Committee to reward good performance and penalize poor performance. To build strong pay-for-performance alignment with our shareholders, LTI equity awards are based on a three-year lookback.

Compensation Program Design and Implementation

Our Compensation Committee uses the elements of executive compensation described below to meet its compensation objectives for executive officers. The percentage of a NEO’s total compensation that is comprised of each of the compensation elements is not specifically determined, but instead, is a result of the targeted competitive positioning for each element (i.e., at approximately the market medians for base salaries, and performance based AI and LTI awards that are competitive with those of our peer group and aligned with performance). Typically, LTI awards comprise a significant portion of a NEO’s total compensation. This is consistent with our Compensation Committee’s desire to reward long-term performance in a way that is aligned with shareholders’ interests.

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Base Salary. Base salary is established at a level intended to approximate slightly below the median of base salaries provided by a peer group of companies for comparable positions and responsibilities. Setting base salaries at this level is intended to allow us to emphasize performance-based incentive compensation payable under our AI and LTI. The Compensation Committee approved base salaries for 2017 to more closely align them with median levels for comparable positions as follows:

	2017 Base Salary	Percentage Change from 2016
Gregory K. Silvers	$725,000	16.0%
Mark A. Peterson	437,000	4.0%
Morgan G. Earnest, II	440,000	3.5%
Craig L. Evans	338,500	4.0%
Michael L. Hirons	322,500	4.0%

Annual Incentive Program. Our Compensation Committee determines annual incentive amounts based upon an assessment of a combination of the individual performance of the executive and the Company’s overall performance as evaluated in terms of a variety of goals and metrics. Our Compensation Committee has identified performance factors that it considers in its determination of performance bonuses, but did not set specific performance goals for all of these metrics. In establishing performance factors, our Compensation Committee strives to ensure that:

•	Incentives are aligned with the strategic goals set by our board,

•	Targets are sufficiently ambitious so as to provide a meaningful incentive, and

•	Bonus payments will be consistent with the overall compensation program established by our Compensation Committee.

At the beginning of 2017, our Compensation Committee identified three primary performance factors:

•	Growth in FFO as adjusted, per share,

•	Investment spending, and

•	Personal objectives for each executive.

Our Board of Trustees tracks FFO and FFO as adjusted, per share growth on a regular basis, and, like many other REITs, considers growth in FFO as adjusted, to be one of the most important measures of Company performance. The National Association of Real Estate Investment Trusts developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies. For 2017, the Company achieved 4.2% growth in FFO as adjusted, per share, which was slightly above the Compensation Committee’s minimum opportunity level for that measure of 4.0%.

Our Compensation Committee believes that growth in investment spending is a significant driver to the long-term success of the Company. For 2017, the Company achieved investment spending of $852 million (excluding the CNL Transaction) exceeding the maximum opportunity level of $800 million.

The Compensation Committee puts a 50% weighting on Growth in FFO as adjusted, per share, and a 30% weighting on Investment Spending, with the remaining 20% weighting placed on personal objectives of each executive. Upon making this initial determination, the Compensation Committee may increase or reduce the determined amount. These adjustments are based on subjective

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considerations of individual performance for each NEO and overall Company performance. Our Compensation Committee considers a variety of other factors, some of which are more qualitative in nature, to determine the AI performance bonuses. Included in these factors is their evaluation of the individual performance of each NEO and overall Company performance, including the evaluation of performance factors such as capital formation, debt ratios, expense management, total shareholder returns and dividend rates. After the conclusion of each fiscal year, our Compensation Committee considers the performance of our Company and each NEO, the achievement of these performance factors and the recommendations of our Chief Executive Officer (with respect to other NEOs) and makes a determination as to the amount of any performance bonuses that are awarded.

Our Compensation Committee established for 2017 a minimum, target and maximum level of AI performance bonus packages that may be paid to each NEO. The minimum, the target and the maximum stated opportunities are shown below:

	Minimum	Target	Maximum
Gregory K. Silvers	50%	100%	200%
Mark A. Peterson	45%	90%	180%
Morgan G. Earnest II	40%	80%	160%
Craig L. Evans	35%	70%	140%
Michael L. Hirons	35%	70%	140%

Based upon our Compensation Committee’s evaluation of individual performance and the primary performance factors it articulated for 2017 (discussed above), the Compensation Committee determined bonuses under our AI at between 105% and 121% of target levels established for 2017 for each of the NEOs. As a result, in February 2018, our Compensation Committee approved the following bonuses under our AI for our NEOs for 2017:

	Percent of Base Salary	Amount
Gregory K. Silvers	121%	$ 877,250
Mark A. Peterson	109%	475,893
Morgan G. Earnest II	84%	369,600
Craig L. Evans	85%	286,710
Michael L. Hirons	85%	273,158

Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Our Compensation Committee believes that allowing executives to receive all, or a portion of their annual incentive, in the form of nonvested restricted common shares provides an additional opportunity to increase their ownership levels in the Company and aligns executives’ long-term interests with our shareholders’ interests in value creation. For 2017, executives electing to receive nonvested restricted common shares as payment of their annual incentive received an award having a value equal to 150% of the cash amount they otherwise would have received. For 2017, each of the NEOs elected to receive 100% of his performance bonus in the form of nonvested restricted common shares. Nonvested restricted common shares issued as payment of annual incentive awards vest at the rate of 33 1/3% per year during a three-year period. For purposes of determining the total number of nonvested restricted common shares awarded under the AI, nonvested restricted common shares were valued on the date the award is granted in the first quarter of 2018, using the volume weighted average of the

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closing price on each of the 10 trading days consisting of the five trading days ending on and the five trading days after December 31, 2017 ($63.98).

Long-Term Incentive Plan. Our Compensation Committee’s practice is to award long-term incentives annually in the form of:

•	Nonvested restricted common shares, and

•	Nonvested common share options.

At the election of the executive, annual long-term incentive awards are payable in one of three combinations:

•	60% of the value of the award in nonvested restricted common shares and the remaining 40% in nonvested common share options,

•	75% of the value of the award in nonvested restricted common shares and the remaining 25% in nonvested common share options, or

•	100% of the value of the award in nonvested restricted common shares.

Our Compensation Committee believes that offering a portion of the award in the form of nonvested common share options aligns executive and shareholder interests as common share options only increase in value when the share price increases. In addition, offering nonvested restricted common shares, which retain value during difficult business climates, enhances our ability to retain the NEOs. Nonvested restricted common shares and nonvested common share options issued as payment of LTI awards vest at the rate of 25% per year during a four-year period.

LTI awards are made in the first quarter of each fiscal year, at the same time as AI bonuses are determined. The NEOs may realize awards (stated as a multiple of annual base salary) under the LTI between the minimum and the maximum opportunity levels stated below, subject to the discretion of the Compensation Committee:

	Minimum	Target	Maximum
Gregory K. Silvers	1.25	2.50	5.00
Mark A. Peterson	1.125	2.25	4.50
Morgan G. Earnest II	1.00	2.00	4.00
Craig L. Evans	0.75	1.50	3.00
Michael L. Hirons	0.80	1.60	3.25

If executives are eligible for an LTI award, the Compensation Committee may make subjective adjustments in the award levels. A determination of such adjustments to the LTI awards will be calculated as discussed above. No awards will be indicated by the initial determination if performance is below the minimum opportunity level, however, the Compensation Committee retains the subjective discretion to provide for an award based upon other factors on the same basis as applied under the AI, provided, that in no event would an indicated award exceed the maximum LTI award opportunity. In applying this discretion, the Compensation Committee is strongly influenced by absolute shareholder returns.

An initial determination is based upon the Three-Year TSR vs. Triple-Net Peer Group, as follows:

	Minimum	Target	Maximum
Three-Year TSR vs. Triple-Net Peer Group	30th percentile	50th percentile	80th percentile

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The adjustments to the LTI awards will be calculated on a sliding scale determined in the same manner as the AI.

Based upon our Compensation Committee’s evaluation of individual performance and the primary performance factors it articulated for 2017, the Compensation Committee made LTI awards to NEOs at the levels between target and maximum. Accordingly, our Compensation Committee made the following LTI awards:

	Multiple of Base Salary	Total Value of Award	Restricted Shares Awarded(1)	Options Awarded
Gregory K. Silvers	4.4	$3,202,083	54,624	--
Mark A. Peterson	4.0	1,737,075	29,633	--
Morgan G. Earnest II	3.5	1,554,667	26,521	--
Craig L. Evans	2.7	897,025	15,302	--
Michael L. Hirons	2.9	923,963	15,762	--

(1)	For purposes of determining the total number of nonvested restricted common shares awarded, nonvested restricted common shares were valued on February 22, 2018, the date the award was granted, using the volume weighted average of the closing price on each of the last 30 trading days prior to February 22, 2018 ($58.62).

In establishing performance measures for 2017, the Compensation Committee omitted the effect of the CNL Transaction, which had been announced in 2016. The CNL Transaction closed on April 6, 2017. Immediately following the closing, on April 6, 2017, the Compensation Committee determined to make the following discretionary awards of nonvested restricted common shares to the NEOs to reflect their contribution to the success of the transaction:

	Total Value of Award	Restricted Shares Awarded(1)
Gregory K. Silvers	$217,500	2,974
Mark A. Peterson	117,990	1,613
Morgan G. Earnest II	105,600	1,444
Craig L. Evans	150,000	2,051
Michael L. Hirons	200,000	2,734

(1)	For purposes of determining the total number of nonvested restricted common shares awarded, nonvested restricted common shares were valued on April 6, 2017, the closing date of the CNL Transaction, using the volume weighted average trading price of the Company’s common shares for the ten business days before the closing date, which is the method of valuation in the purchase agreement for the CNL Transaction used to determine the share consideration paid to CNL Lifestyle at closing ($73.14). The nonvested restricted common shares vest at the rate of 25% per year during a four-year period.

On November 20, 2017, in recognition of the 20th anniversary of our initial public offering, the Compensation Committee made awards to each employee of the Company, including our NEOs, of 20 nonvested restricted common shares, which vest on January 1, 2019, with a grant date fair value of $1,352.

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Health and Welfare Benefits. We provide certain health and welfare benefits to the NEOs, including employer matching contributions to our 401(k) plan, health and welfare benefit programs and life insurance, which are generally the same as such benefits provided to all other full-time employees, except the Company provides NEOs with a term life insurance benefit in connection with their severance upon death as discussed below.

Perquisites and Other Personal Benefits. Our Company offers the following personal benefits and perquisites to the currently employed NEOs:

•	Vehicles. We have acquired vehicles that the NEOs are entitled to use. Each of those NEOs is taxed for personal use of the vehicles.

•	Term Life Insurance. Under our Company’s insurance benefit plan, our Company pays the premium for term life insurance for the benefit of each NEO payable upon the NEO’s severance upon death.

Employment Agreements and Severance Benefits

Each of our NEOs has entered into employment agreements with the Company. The employment agreements include severance benefits for the NEOs. These agreements were designed to:

•	Preserve our ability to compete for executive talent, and

•	Provide stability during a potential change in control by encouraging executives to cooperate with a future process that may be supported by the Board, without being distracted by the possibility of termination or demotion after the change in control.

Employee Severance Plan

In 2015, the Company’s Board of Trustees adopted an Employee Severance Plan (the “Severance Plan”) which provides severance benefits for all employees of the Company. The Severance Plan will apply to the NEOs upon expiration of their current employment agreements in 2018, except for Mr. Earnest who amended and restated his employment agreement in connection with his transition to a non-officer role on March 31, 2018 as described below under “Potential Payments Upon Termination or Change of Control – Employment and Award Agreements.” At that time, the severance payment calculation for all NEOs (other than Mr. Earnest) will be based on a 2x severance multiple times the sum of base salary plus the annual incentive bonus, except in the case of termination in connection with a change of control, in which case Mr. Silvers will be entitled to a 3x severance multiple and Mr. Peterson will be entitled to a 2.5x severance multiple. This will generally result in a further reduction in the Company’s severance payment exposure with respect to the NEOs as compared with that provided under employment agreements the Company had in place with the NEOs (other than Mr. Evans) prior to entering into their current employment agreements in 2015.

Chief Executive Officer Compensation

In early 2018, the Compensation Committee conducted a formal evaluation of Mr. Silvers and interviewed him regarding his performance and the performance of our Company generally. In establishing Mr. Silvers’ compensation, our Compensation Committee took into account the compensation of similar officers of REITs with comparable market capitalizations. Mr. Silvers’ compensation also reflects his strategic focus for the Company and the changes in organizational structure required by the growth of the Company. Based on his individual performance evaluation and the financial performance of the Company in 2017, the Compensation Committee established bonuses under the AI at 121% of the target level and awards under the LTI for Mr. Silvers at 177% of his target level.

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The incentive award paid to Mr. Silvers was based on our Committee’s review of the various factors described above, as well as an evaluation of Mr. Silvers’ personal performance, during 2017. Mr. Silvers elected to take payment of the bonus in the form of nonvested restricted common shares valued at 150% of the bonus. An award under our LTI valued at $3,202,083 was made for 2017, payable as described above. Based upon its review of the various factors described above, the Compensation Committee believes Mr. Silvers’ compensation is reasonable and not excessive.

Compensation Committee Discretion

The Compensation Committee has retained the right to increase or reduce the amount of awards and grants under the AI and the LTI determined by the quantitative performance factors. The Compensation Committee may increase or reduce by up to 25% the determined amount under the AI, and if an award is not indicated, an increase of up to 25% of the minimum award. Similarly, the Compensation Committee retains the subjective discretion for a 50% increase or decrease of an award under the LTI, and if an award is not indicated, an increase of up to 50% of the minimum award. Adjustments are based on subjective considerations of individual performance for each NEO and overall Company performance. In applying this discretion, the Compensation Committee is strongly influenced by absolute shareholder returns. The Compensation Committee believes this discretion permits it to better align compensation with individual performance and to make adjustments for circumstances that may not be fully reflected in the quantitative performance factors.

In 2011, the Compensation Committee first established quantitative performance factors for the plans. The chart below sets forth the percentage deviation from the awards indicated by the identified quantitative performance factors for the plans for all NEOs as a group:

	2011	2012	2013	2014	2015	2016	2017
Annual Incentive Plan	-16%	—%	1%	25%	—%	—%	—%
Long-Term Incentive Plan	-23%	-1%	—%	-6%	—%	—%	—%

As indicated above, the Compensation Committee has been cautious when applying discretionary increases and, as indicated by the discretion applied in 2011 and 2014, is strongly influenced by absolute shareholder returns.

Consideration of the 2017 Advisory Vote on Executive Compensation

In establishing 2017 compensation, the Compensation Committee considered the shareholder vote in 2017 on the compensation paid to NEOs in which approximately 95% of the shares voted were in favor. The Compensation Committee viewed this vote as supportive of the Company’s overall approach to executive compensation.

Assessment of Compensation-Related Risks

The Compensation Committee believes that the Company’s compensation programs do not encourage excessive risk and instead encourage behavior that supports sustainable value creation by appropriately balancing risk and reward. During each annual compensation setting process, the Compensation Committee considers the Company’s compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking likely to have a material adverse effect on the Company. In particular, there are several design features of those programs that the Compensation Committee believes reduces the likelihood of excessive risk-taking:

•	The executive compensation program design provides a balanced mix of cash and equity, annual and long-term incentives,

•	Maximum payout levels for awards under the AI and LTI are capped,

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•	Final awards under the AI and LTI are subject to the discretion of the Compensation Committee, which may consider both quantitative and qualitative factors outside the specified performance factors,

•	Substantially all of the final awards under the AI and LTI are payable in the form of nonvested equity awards that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned by executive officers,

•	The Board of Trustees has established an Investment Committee chaired by one Board representative that reviews and approves all of the Company’s investments, with larger transactions requiring the approval of the Board of Trustees,

•	The independent members of the Board of Trustees are members of each committee of the Board, making the Compensation Committee fully informed in all areas of Board oversight, and

•	Executive officers are subject to share ownership and retention guidelines.

Share Ownership Guidelines

The Compensation Committee has adopted share ownership guidelines applicable to the NEOs and trustees of the Company. Each NEO and trustee is required to have acquired, within four years of his or her election to the position of NEO or trustee, common shares or nonvested restricted common shares or units having a market value in excess of the following:

Requirement
Trustees	4x their current basic retainer
CEO	5x his current base salary
CFO	3x his current base salary
Other NEOs	1x their current base salary

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid for any fiscal year to “covered employees.” Prior to January 1, 2018, any amounts that qualified under the “performance-based compensation” exception under Section 162(m) were excluded from this deduction limit. Pursuant to the tax reform legislation passed in December 2017, commonly referred to as the Tax Cuts and Jobs Act, this “performance-based compensation” exception was eliminated, effective for taxable years beginning after December 31, 2017, such that compensation paid to a public company’s “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In addition, the Tax Cuts and Jobs Act amended the definition of “covered employees” to include a company’s chief financial officer. As such, effective January 1, 2018, “covered employees” include a company’s chief executive officer, chief financial officer and the next three other most highly compensated executive officers serving at the end of the taxable year. Further, under the Tax Cuts and Jobs Act, once an officer is a “covered employee” his or her compensation will remain subject to Section 162(m) indefinitely. Awards under the AI and the LTI for 2017 were designed with the intent to qualify for the “performance-based compensation” exception under Code Section 162(m) to enable the Company to deduct such compensation under Code Section 162(m) to the greatest extent permitted, in each case, as such rules were in effect when the compensation decisions were made.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe it is important to retain the flexibility to compensate executives

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competitively even if such compensation is potentially not deductible for tax purposes. The Compensation Committee and the Board consider the impacts of Code Section 162(m) in developing, implementing, and administering our compensation programs. However, the Compensation Committee and the Board balance this consideration with our primary goal of structuring compensation programs to attract, motivate, reward, and retain highly talented executives. As such, exceptions may occur when the Compensation Committee or the Board, after balancing tax efficiency with long term strategic objectives, believe it is in the best interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our long term strategic objectives.

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Summary Compensation Table

The following table contains information on the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2017, which we collectively refer to in this Proxy Statement as our “NEOs.” For additional information regarding this compensation, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name & Principal Position	Year	Salary	Bonus(1)	Share Awards (2)(3)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value & Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation(4)	Total
Gregory K. Silvers	2017	$725,000	$877,250	$3,404,126	$—	$—	$—	$73,633	$5,080,009
President and	2016	625,000	1,225,000	3,957,640	—	—	—	80,407	5,888,047
Chief Executive	2015	585,000	1,099,800	4,375,127	—	—	—	59,570	6,119,497
Officer
Mark A. Peterson	2017	437,000	475,893	1,846,690	—	—	—	54,518	2,814,101
Executive Vice	2016	420,000	740,880	2,393,594	—	—	—	223,713	3,778,187
President, Chief	2015	400,000	676,800	2,537,737	—	—	—	215,662	3,830,199
Financial Officer
and Treasurer
Morgan G. Earnest II(5)	2017	440,000	369,600	1,633,891	—	—	—	108,905	2,552,396
Former Senior Vice	2016	425,000	646,000	2,140,803	—	—	—	111,642	3,323,445
President and	2015	412,571	567,697	1,935,773	—	—	—	102,652	3,018,693
Chief
Investment
Officer
Craig L. Evans	2017	338,500	286,710	967,337	—	—	—	49,209	1,641,756
Senior Vice	2016	325,500	382,788	1,236,634	—	—	—	50,481	1,995,403
President,	2015	232,500	349,680	1,566,687	—	—	—	36,574	2,185,441
Secretary and
General Counsel
Michael L. Hirons	2017	322,500	273,158	988,974	—	—	—	37,849	1,622,481
Senior Vice	2016	310,000	425,320	1,294,027	—	—	—	137,681	2,167,028
President –	2015	288,915	368,078	1,086,973	—	—	—	136,413	1,880,379
Strategy
and Asset
Management

(1)	Amounts reflect performance bonuses earned by each executive under the annual incentive program. Performance bonuses under the annual incentive program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received. In each of 2017, 2016 and 2015, the executives elected to receive their performance bonuses payable in that year in the form of nonvested restricted common shares. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the nonvested restricted common shares.

(2)	Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the

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Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC.

(3)	Amounts include: (i) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the long-term incentive plan (including nonvested restricted common shares issued as special recognition awards in connection with the CNL Transaction and the Company’s 20th anniversary of its initial public offering); and (ii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that that the executive would have otherwise received. In 2017, the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program to Messrs. Silvers, Peterson, Earnest, Evans and Hirons was $293,835, $159,387, $123,785, $96,041, and $91,486, respectively.

(4)	The following table sets forth all other compensation for 2017 including amounts relating to personal use of company vehicles, the Company’s matching contributions under the Company’s 401(k) plan, amounts payable by the Company with respect to term life insurance premiums (and related tax gross-up payments), amounts payable by the Company pursuant to a life insurance benefit, commuting expenses, and the dollar value of dividends paid on nonvested restricted shares that were not factored into the grant date fair value of such awards.

Name	Personal Use of Company Vehicles	401(k) Matching Contributions	Term Life Insurance Premiums and Related Tax Gross-Up	Commuting Expense	Dividends	Total of All Other Compensation
Gregory K. Silvers	$7,911	$24,000	$18,727	$—	$22,995	$73,633
Mark A. Peterson	7,276	24,000	9,335	—	13,907	54,518
Morgan G. Earnest II	3,473	24,000	35,186	33,881	12,365	108,905
Craig L. Evans	9,660	24,000	8,364	—	7,185	49,209
Michael L. Hirons	8,025	18,000	4,195	—	7,629	37,849

(5)	As previously announced, effective March 31, 2018, Mr. Earnest transitioned from his previous role as Senior Vice President and Chief Investment Officer to the non-officer role of Executive Advisor to the Company.

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Grants of Plan-Based Awards in Fiscal 2017

The following table provides information about grants of plan-based awards under equity incentive plans to the NEOs in 2017. These grants were made under the 2016 Equity Incentive Plan pursuant to the annual incentive program and the long-term incentive plan (including special recognition awards granted in connection with the CNL Transaction and the Company’s 20th anniversary of its initial public offering). Grants were in the form of nonvested restricted common share awards. For additional information regarding these awards, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards(2)
		Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Gregory K. Silvers	2/23/2017	—	—	—	—	—	—	67,632	—	$—	$5,182,640
	4/6/2017	—	—	—	—	—	—	2,974	—	—	220,909
	11/20/2017	—	—	—	—	—	—	20	—	—	1,352
Mark A. Peterson	2/23/2017	—	—	—	—	—	—	40,904	—	—	3,134,474
	4/6/2017	—	—	—	—	—	—	1,613	—	—	119,814
	11/20/2017	—	—	—	—	—	—	20	—	—	1,352
Morgan G. Earnest II	2/23/2017	—	—	—	—	—	—	36,367	—	—	2,786,802
	4/6/2017	—	—	—	—	—	—	1,444	—	—	107,260
	11/20/2017	—	—	—	—	—	—	20	—	—	1,352
Craig L. Evans	2/23/2017	—	—	—	—	—	—	21,133	—	—	1,619,422
	4/6/2017	—	—	—	—	—	—	2,051	—	—	152,348
	11/20/2017	—	—	—	—	—	—	20	—	—	1,352
Michael L. Hirons	2/23/2017	—	—	—	—	—	—	22,437	—	—	1,719,347
	4/6/2017	—	—	—	—	—	—	2,734	—	—	203,082
	11/20/2017	—	—	—	—	—	—	20	—	—	1,352

(1)	The column includes nonvested restricted common shares issued pursuant to the annual incentive program (with respect to elections to receive the award in restricted common shares) and the long-term incentive plan. The nonvested restricted common shares issued pursuant to the annual incentive program vest at the rate of 33 1/3% per year for three years and the nonvested restricted commons shares issued pursuant to the long-term incentive plan vest at the rate of 25% per year for four years. The column also includes nonvested restricted common shares issued as special recognition awards in connection with the CNL Transaction, which vest at the rate of 25% per year for four years, and the Company’s 20th anniversary of its initial public offering, which vest on January 1, 2019. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the annual incentive program and long-term incentive plan.

(2)	Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC.

2018 Proxy Statement	Page 51

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information regarding outstanding awards to the NEOs that have been granted but not vested or exercised as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Gregory K. Silvers(2)	4,891	—	—	$47.21	1/1/2023	—	$—	—	$ —
	7,650	7,650	—	51.64	1/1/2024	—	—	—	—
	10,794	10,794	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	153,449	10,044,772	—	—
Mark A. Peterson(3)	4,926	—	—	45.73	1/1/2021	—	—	—	—
	4,449	—	—	47.21	1/1/2023	—	—	—	—
	9,671	3,223	—	51.64	1/1/2024	—	—	—	—
	4,201	4,200	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	92,188	6,034,626	—	—
Morgan G. Earnest II(4)	1,180	—	—	36.56	1/1/2020	—	—	—	—
	10,114	—	—	45.73	1/1/2021	—	—	—	—
	11,387	—	—	45.20	1/1/2022	—	—	—	—
	13,076	—	—	47.21	1/1/2023	—	—	—	—
	16,436	5,478	—	51.64	1/1/2024	—	—	—	—
	10,429	10,428	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	82,829	5,421,986	—	—
Craig L. Evans(5)	—	—	—	—	—	43,975	2,878,604	—	—
Michael L. Hirons(6)	248	—	—	36.56	1/1/2020	—	—	—	—
	1,762	—	—	45.73	1/1/2021	—	—	—	—
	2,825	—	—	47.21	1/1/2023	—	—	—	—
	5,793	1,931	—	51.64	1/1/2024	—	—	—	—
	2,804	2,800	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	52,540	3,439,268	—	—

(1)	The market value of the restricted common share awards is based on the closing market price of the Company’s common shares as of December 29, 2017 (the last trading day in the 2017 fiscal year), which was $65.46 per share.

(2)	The unexercisable option awards for Mr. Silvers become exercisable according to the following schedule: 13,047 awards vested on January 1, 2018; and 5,397 awards will vest on January 1, 2019. The restricted common share awards for Mr. Silvers granted under the annual incentive plan vest according to the following schedule: 20,150 awards vested on January 1, 2018; 17,925 awards will vest on January 1, 2019; and 8,503 awards will vest on January 1, 2020. The restricted common share awards for Mr. Silvers granted under the long-term incentive plan vest according to the following schedule: 40,432 awards vested on January 1, 2018; 32,330 awards will vest on January 1, 2019; 22,836 awards will vest on January 1, 2020; and 11,273 awards will vest on January 1, 2021.

2018 Proxy Statement	Page 52

(3)	The unexercisable option awards for Mr. Peterson become exercisable according to the following schedule: 5,323 awards vested on January 1, 2018; and 2,100 awards will vest on January 1, 2019. The restricted common share awards for Mr. Peterson granted under the annual incentive plan vest according to the following schedule: 12,368 awards vested on January 1, 2018; 10,941 awards will vest on January 1, 2019; and 5,143 awards will vest on January 1, 2020. The restricted common share awards for Mr. Peterson granted under the long-term incentive plan vest according to the following schedule: 24,482 awards vested on January 1, 2018; 19,338 awards will vest on January 1, 2019; 13,145 awards will vest on January 1, 2020; and 6,771 awards will vest on January 1, 2021.

(4)	The unexercisable option awards for Mr. Earnest become exercisable according to the following schedule: 10,692 awards vested on January 1, 2018; and 5,214 awards will vest on January 1, 2019. The restricted common share awards for Mr. Earnest granted under the annual incentive plan vest according to the following schedule: 10,951 awards vested on January 1, 2018; 9,347 awards will vest on January 1, 2019; and 4,484 awards will vest on January 1, 2020. The restricted common share awards for Mr. Earnest granted under the long-term incentive plan vest according to the following schedule: 22,589 awards vested on January 1, 2018; 16,756 awards will vest on January 1, 2019; 12,613 awards will vest on January 1, 2020; and 6,089 awards will vest on January 1, 2021.

(5)	The restricted common share awards for Mr. Evans granted under the annual incentive plan vest according to the following schedule: 5,653 awards vested on January 1, 2018; 5,653 awards will vest on January 1, 2019; and 2,657 awards will vest on January 1, 2020. The restricted common share awards for Mr. Evans granted under the long-term incentive plan vest according to the following schedule: 9,356 awards vested on January 1, 2018; 9,375 awards will vest on January 1, 2019; 7,479 awards will vest on January 1, 2020; and 3,802 awards will vest on January 1, 2021.

(6)	The unexercisable option awards for Mr. Hirons become exercisable according to the following schedule: 3,333 awards vested on January 1, 2018; and 1,402 awards will vest on January 1, 2019. The restricted common share awards for Mr. Hirons granted under the annual incentive plan vest according to the following schedule: 7,088 awards vested on January 1, 2018; 6,105 awards will vest on January 1, 2019; and 2,952 awards will vest on January 1, 2020. The restricted common share awards for Mr. Hirons granted under the long-term incentive plan vest according to the following schedule: 13,720 awards vested on January 1, 2018; 10,651 awards will vest on January 1, 2019; 7,946 awards will vest on January 1, 2020; and 4,078 awards will vest on January 1, 2021.

2018 Proxy Statement	Page 53

Option Exercises and Stock Vested in Fiscal 2017

The following table provides information regarding option exercises by our NEOs and restricted common shares held by our NEOs which vested during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(1)
Gregory K. Silvers	—	$—	53,464	$3,837,111
Mark A. Peterson	7,586	187,222	32,678	2,345,300
Morgan G. Earnest II	—	—	31,028	2,226,880
Craig L. Evans	—	—	8,548	613,490
Michael L. Hirons	822	13,078	18,499	1,327,673

(1)	The “value realized” on exercise of an option award is the difference between the per share closing market price of the Company’s common shares on the date of exercise and the exercise price of the option. The “value realized” on vesting of a restricted common share award is the closing market price of the Company’s common shares as of the vesting date of the award.

(2)	In 2017, Messrs. Silvers, Peterson, Earnest, Evans and Hirons surrendered 26,255, 16,081, 15,273, 3,021 and 9,140 shares, respectively, to pay for tax withholdings.

2018 Proxy Statement	Page 54

Potential Payments Upon Termination or Change of Control

The following table provides information regarding potential payments upon termination of our NEOs or a change of control as of December 31, 2017. These payments are provided for in the employment agreements the Company has entered into with each NEO, which have been previously filed with the SEC and which are described below. As previously announced, effective March 31, 2018, Mr. Earnest transitioned from his previous role as Senior Vice President and Chief Investment Officer to the non-officer role of Executive Advisor to the Company. In connection with this transition, the Company and Mr. Earnest amended and restated Mr. Earnest’s employment agreement, effective March 31, 2018, as described below under “– Employment and Award Agreements.” The amounts reflected in the table below for Mr. Earnest represent amounts that would have been payable to Mr. Earnest assuming that a termination or a change of control occurred as of December 31, 2017, and, therefore, represent amounts payable under his employment agreement prior to the amendment and restatement of the agreement in connection with his transition to a non-officer role.

					Before Change in Control	After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Gregory K. Silvers	Cash Severance	$—	$—	$5,377,050	$5,377,050	$—	$5,377,050
	Health Benefits Continuation(1)	—	71,696	71,696	71,696	—	71,696
	Term Life Insurance Proceeds (2)	—	2,500,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	145,337	145,337	145,337	145,337	145,337
	Accelerated Vesting of Restricted Shares(3)	—	10,044,772	10,044,772	10,044,772	10,044,772	10,044,772
Mark A. Peterson	Cash Severance	—	—	2,670,478	2,670,478	—	2,670,478
	Health Benefits Continuation(1)	—	60,217	60,217	60,217	—	60,217
	Term Life Insurance Proceeds (2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	59,956	59,956	59,956	59,956	59,956
	Accelerated Vesting of Restricted Shares(3)	—	6,034,626	6,034,626	6,034,626	6,034,626	6,034,626
Morgan G. Earnest II	Cash Severance	—	—	2,419,414	2,419,414	—	2,419,414
	Health Benefits Continuation(1)	—	79,756	79,756	79,756	—	79,756
	Term Life Insurance Proceeds (2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	113,977	113,977	113,977	113,977	113,977
	Accelerated Vesting of Restricted Shares(3)	—	5,421,986	5,421,986	5,421,986	5,421,986	5,421,986

2018 Proxy Statement	Page 55

					Before Change in Control	After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Craig L. Evans	Cash Severance	—	—	1,356,452	1,356,452	—	1,356,452
	Health Benefits Continuation(1)	—	56,444	56,444	56,444	—	56,444
	Term Life Insurance Proceeds (2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	2,878,604	2,878,604	2,878,604	2,878,604	2,878,604
Michael L. Hirons	Cash Severance	—	—	1,331,037	1,331,037	—	1,331,037
	Health Benefits Continuation(1)	—	41,911	41,911	41,911	—	41,911
	Term Life Insurance Proceeds (2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	36,977	36,977	36,977	36,977	36,977
	Accelerated Vesting of Restricted Shares(3)	—	3,439,268	3,439,268	3,439,268	3,439,268	3,439,268

(1)	Represents present value of benefits continuation assuming a 0.89% discount rate.

(2)	Represents payment of the proceeds from the NEO’s term life insurance policy payable by the insurer.

(3)	Based on the closing market price of the Company’s common shares as of December 29, 2017 (the last trading day in the 2017 fiscal year), which was $65.46 per share.

Employment and Award Agreements

On May 13, 2015, we entered into Employment Agreements with each of the Company’s named executive officers. These agreements replaced prior employment agreements between us and those named executive officers (except for Mr. Evans who joined the Company in 2015 and was not a party to the prior employment agreement). The Compensation Committee of the Board of Trustees initiated this process as part of its succession planning efforts. In connection with Mr. Earnest’s transition to a non-officer role on March 31, 2018, the Company and Mr. Earnest amended and restated Mr. Earnest’s Employment Agreement, effective March 31, 2018 (the “Amended Employment Agreement”). The references to the Employment Agreement with respect to Mr. Earnest below refer to his Employment Agreement as in effect prior to the Company and Mr. Earnest entering into the Amended Employment Agreement in connection with this transition. A description of Mr. Earnest’s Amended Employment Agreement is also provided below.

Each of the Employment Agreements has a three year term, with no provision for its renewal. The Company does not currently intend to renew the Employment Agreements or enter into any new employment agreements with its named executive officers (other than Mr. Earnest). Upon expiration of the Employment Agreements, the named executive officers (other than Mr. Earnest) will be entitled to severance benefits under the Company’s Severance Plan, which provides benefits for all employees of

2018 Proxy Statement	Page 56

the Company. The Employment Agreements with the named executive officers generally provide for:

•	An original annual base salary of $585,000 for Mr. Silvers, $400,000 for Mr. Peterson, $412,571 for Mr. Earnest, $288,915 for Mr. Hirons and $310,000 for Mr. Evans, subject to any increases awarded by the Compensation Committee;

•	An annual incentive bonus in an amount established by the Compensation Committee pursuant to our annual incentive program; and

•	A long-term incentive award in an amount established by the Compensation Committee pursuant to our long-term incentive plan.

The Employment Agreements also provide certain severance benefits, which are triggered in the event of termination due to disability, termination by the Company without “cause,” termination by the executive for “good reason,” or solely with respect to payment of the cost of certain health plan benefits as described below, death. The severance benefits consist of:

•	A payment following the triggering event in an amount equal to: (i) the sum of the executive’s base salary in effect immediately prior to the triggering event and the average of the value of the annual incentive bonus under the annual incentive program paid or payable to the executive, if any, for the three most recently completed years prior to the triggering event (excluding the premium for election to receive nonvested restricted stock common shares); multiplied by (ii) a severance multiple of (A) 3 for Mr. Silvers, (B) 2.5 for Messrs. Earnest and Peterson and (C) 2 for Messrs. Hirons and Evans.

•	A payment following the triggering event in an amount equal to the cost of certain health plan benefits for a period of years equal to the severance multiple (in the case of the executive’s death, this amount is equal to the cost of such benefits for the executive’s immediate family and payable to the executive’s beneficiary or estate); and

•	Vesting of all unvested equity awards.

Under the Employment Agreements, “cause” is defined as and is limited to an affirmative determination by the Board that any of the following has occurred:

•	The employee’s “willful” and continued failure or refusal to perform his duties with the Company (other than as a result of his disability or incapacity due to mental or physical illness) which is not remedied in the reasonable good faith determination of the Board within 30 days after such employee’s receipt of written notice from the Board specifying the nature of such failure or refusal;

•	The “willful” engagement by the employee in misconduct which is materially and demonstrably injurious to the Company; or

•	The employee’s conviction of a felony or other crime involving theft or moral turpitude.

Under the Employment Agreements, no act or failure to act will be considered “willful” unless done or omitted in bad faith and without reasonable belief that the act or omission was in the best interests of the Company.

The Employment Agreements define “good reason” to mean the occurrence of any of the following events, which is not remedied within 30 days after the Company’s receipt of written notice from the executive specifying that such event constitutes good reason:

•	The assignment of duties materially and adversely inconsistent with the executive’s position as described in the agreement;

2018 Proxy Statement	Page 57

•	Any material reduction in the executive’s base compensation or discontinuation of his eligibility under the annual incentive program or eligibility for long-term incentive awards under the long-term incentive plan, which in any case is not agreed to by the executive or, after the occurrence of a “change of control,” a diminution of the executive’s target bonus opportunity under the annual incentive program, long-term incentive plan or any successor plan, which results in a material adverse effect on the executive’s compensation opportunities under the Company’s compensation programs;

•	A material breach of the employment agreement by the Company, its successors or assigns, including any failure to pay the executive on a timely basis any amounts to which he is entitled under the agreement; or

•	Any requirement that the executive be based at an office outside of a 35-mile radius of the current offices of the Company.

Under the Employment Agreements, a “change of control” is deemed to have occurred upon events substantially similar to those events constituting a “change in control” under the 2016 Equity Incentive Plan and the Company’s 2007 Equity Incentive Plan (the “2007 Equity Incentive Plan”).

On April 5, 2018, the Company and Mr. Earnest entered into the Amended Employment Agreement, effective March 31, 2018, to reflect the changes to Mr. Earnest’s compensation in connection with his previously announced transition to a non-officer role. The Amended Employment Agreement amended, restated and superseded Mr. Earnest’s prior Employment Agreement. The Amended Employment Agreement provides for a three-year employment term, subject to extension at the Company’s option in certain circumstances. Under the Amended Employment Agreement, Mr. Earnest is entitled to an annual base salary of $879,805. Mr. Earnest also received a lump sum payment of $88,000, which represented his pro rata payout of his annual incentive at target level prior to the date of his transition. Under the Amended Employment Agreement, Mr. Earnest is no longer entitled to receive any bonus payments or any new awards or grants of share options, restricted shares or other form of equity compensation. Mr. Earnest’s existing share options and restricted shares will continue to vest in accordance with their existing vesting schedules, subject to accelerated vesting upon certain events as discussed below.

Under the Amended Employment Agreement, Mr. Earnest will not be entitled to any severance payments upon expiration of his employment term under the Amended Employment Agreement or for his earlier death, termination by the Company for “cause” or resignation without “good reason” (such terms defined substantially the same as in Mr. Earnest’s prior Employment Agreement). However, if Mr. Earnest’s employment is terminated prior to the expiration of his employment term because of his disability, by the Company without “cause” or by Mr. Earnest with “good reason,” Mr. Earnest will be entitled to a lump sum payment equal to the amount of remaining base salary he would have received if he was employed through the end of his employment term, plus an amount equal to the cost of health benefits for the balance of the employment term, in each case, subject to his execution of a general release. In addition, in the event Mr. Earnest holds unvested share options or restricted shares at the time of his termination for the events specified in the immediately preceding sentence, or if he holds any such unvested awards upon expiration of his employment term under the Amended Employment Agreement, all such unvested awards will fully vest.

As of December 31, 2017, our NEOs held unvested option and restricted share awards under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan that were subject to accelerated vesting provisions upon a change in control of the Company or certain events of the executive’s termination of service. Under the 2016 Equity Incentive Plan and 2007 Equity Incentive Plan and related award agreements, in the event of a NEO’s death or disability all of the executive’s unvested option awards immediately vest and become exercisable and all restrictions applicable to the executive’s unvested

2018 Proxy Statement	Page 58

restricted share awards lapse and such awards become fully vest. The 2016 Equity Incentive Plan and 2007 Equity Incentive Plan also provide that, upon a “change in control” of the Company, all awards outstanding under the plan will become fully exercisable, fully vested or fully payable, as applicable, and all restrictions and conditions on such awards will be deemed satisfied. Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” is deemed to have occurred if:

•	Incumbent trustees (defined as trustees of the Company on the effective date of the 2016 Equity Incentive Plan or the 2007 Equity Incentive Plan, as applicable, or any trustees who are subsequently elected with the approval of at least two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute at least a majority of the Board;

•	Any person or group becomes the beneficial owner of 25% or more of our voting securities, other than (i) an acquisition by an underwriter in an offering of shares by the Company, (ii) a transaction in which more than 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person or group would become the beneficial owner of 25% or more of the voting securities of the surviving corporation entitled to elect directors (and no current beneficial owner of 25% or more of the Company’s voting securities would increase its percentage of ownership as a result of the transaction), and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or (iii) an acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•	The consummation of a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction (a “business combination”);

•	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•	Any transaction or series of transactions which results in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board has either waived or failed to enforce the “Excess Share” provisions of our amended and restated declaration of trust.

Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” will not be deemed to occur solely because a “person” or “group” acquires beneficial ownership of more than 25% of our voting securities as a result of any acquisition of our voting securities by the Company, but if after that acquisition by the Company the “person” or “group” becomes the beneficial owner of any additional such voting securities, a “change in control” will be deemed to occur unless otherwise exempted as set forth above.

Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers, during the last completed fiscal year, served as: (i) a member of the compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as the Company’s trustee.

2018 Proxy Statement	Page 59

CEO Pay Ratio

Set forth below for 2017 is a comparison of (i) the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except the Chief Executive Officer of the Company) and (ii) the annual total compensation of the Chief Executive Officer. The information is provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The median of the annual total compensation and the pay ratio described below are reasonable estimates calculated by the Company in a manner consistent with Item 402(u).

We estimate that the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except our Chief Executive Officer) was approximately $196,220 for 2017. The annual total compensation of Mr. Silvers, our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $5,080,008 for 2017. Based on this information, we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 25.9 to 1 for 2017.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we used the following methodology and made the following material assumptions, adjustments, and estimates:

•	We determined that, as of December 31, 2017, our employee population consisted of approximately 65 individuals, all of whom are located in the United States. This population consisted of our full-time and part-time employees.

•	To identify the “median employee” from our employee population, we compared the amount of gross earnings before pre-tax deductions of our employees (other than our Chief Executive Officer) who were employed by us on December 31, 2017, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017. We used gross earnings before pre-tax deductions as a compensation measure because we believe that it reasonably reflects the total annual compensation of our employees and can be consistently applied to all of our employees included in the calculation. For purposes of identifying the median employee, we annualized the base salaries of full-time employees who were employed by us on December 31, 2017, but did not work for us for the entire fiscal year. The resulting total gross earnings before pre-tax deductions for all employees (other than our Chief Executive Officer) were sorted from high to low, and the median employee was identified.

•	Once we identified our median employee, we included the elements of such employee’s compensation for 2017 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement, which was calculated in accordance with the same requirements of Item 402(c)(2)(x) of Regulation S-K.

2018 Proxy Statement	Page 60

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company’s equity compensation plans as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	276,636	(2)	$51.81	(3)	1,631,841	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	276,636		$51.81		1,631,841

(1)	All grants of equity awards were issued under the Company’s 2007 Equity Incentive Plan prior to May 12, 2016, and under the Company’s 2016 Equity Incentive Plan on and after May 12, 2016. The Company’s 2016 Equity Incentive Plan replaced the Company’s 2007 Equity Incentive Plan. Each of the plans was approved by the Company’s shareholders.

(2)	This number includes: (i) 255,391 common shares issuable upon the exercise of options granted under the Company’s 2007 Equity Incentive Plan; (ii) 2,215 common shares issuable upon the exercise of options granted under the Company’s 2016 Equity Incentive Plan; and (iii) 19,030 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date.

(3)	The 19,030 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date are excluded from the weighted average price calculation.

(4)	This number represents shares available for issuance under the Company’s 2016 Equity Incentive Plan. Upon shareholder approval of the Company’s 2016 Equity Incentive Plan, no further awards were permitted to be made under the Company’s 2007 Equity Incentive Plan.

2018 Proxy Statement	Page 61

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:

Thomas M. Bloch

Barrett Brady

Peter C. Brown

Robert J. Druten

Jack A. Newman, Jr.

Robin P. Sterneck

This Compensation Committee Report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

2018 Proxy Statement	Page 62

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s 2017 audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (codified as Auditing Standard No. 1301), “Communications with Audit Committees,” and the rules of the SEC and NYSE. This included a discussion of the firm’s judgments regarding the quality, not just the acceptability, of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the rules of the NYSE and the PCAOB. In addition, the Audit Committee received from the firm the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company.

The Audit Committee discussed with management and the firm the overall scope and plans for the audit of the consolidated financial statements. The Audit Committee meets periodically with management and the independent registered public accounting firm to discuss the results of their audits, the Company’s disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board approved, that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

By the Audit Committee:

Thomas M. Bloch

Barrett Brady

Peter C. Brown

Robert J. Druten

Jack A. Newman, Jr.

Robin P. Sterneck

This Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

2018 Proxy Statement	Page 63

TRANSACTIONS BETWEEN THE COMPANY AND

TRUSTEES, OFFICERS OR THEIR AFFILIATES

The Company has established Company Governance Guidelines and Independence Standards for Trustees which cover (generally and specifically) the types of related party transactions addressed by SEC and NYSE rules. The Board is responsible for evaluating these standards and ensuring compliance with these guidelines and they also apply, to the extent applicable, these standards and guidelines to executive officers in a manner to satisfy Item 404 of Regulation S-K. Although the application of these specific standards and policies to executive officers is not expressly provided in a formal written policy, the Company’s Code of Ethics and Business Conduct provides that employees (including executive officers) and trustees of the Company should avoid conflicts of interest with regard to their own or the Company’s interest. Under the Code, a conflict of interest exists whenever an individual’s private interests interfere or are at odds with the interests of the Company. Any waiver of the provisions of the Code for executive officers or trustees may only be made by the Board, and any such waiver will be disclosed as required by law or regulation and the rules of the NYSE.

The Company does not have a formal written policy specifically for security holders covered by Item 403(a) of Regulation S-K. However, the Board applies the general standards and guidelines set forth in the guidelines and standards discussed above for purposes of determining transactions requiring disclosure under Item 404(a) of Regulation S-K.

2018 Proxy Statement	Page 64

Proposal No. 3 – Amendment to Declaration of Trust to Declassify Board of Trustees

What are you voting on?	We are asking our shareholders to approve an amendment to the Company’s Declaration of Trust to declassify the Board.

Background of the Proposal

As a result of our continuing commitment to good corporate governance, after careful consideration, our Board of Trustees has proposed to amend our Amended and Restated Declaration of Trust (the “Declaration of Trust”) to phase out board classes, such that trustees whose terms are expiring will be elected for one-year terms starting at the Company’s 2019 annual meeting of shareholders. If the proposal is approved by shareholders, by our 2021 annual meeting, our Board of Trustees will be fully declassified.

Reasons for the Proposed Amendment

The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging trustees to take a long-term perspective, and reducing the Company’s vulnerability to coercive takeover tactics. While the Board believes that these are important considerations, the Board also recognizes the potential advantages of declassification, including the ability of shareholders to evaluate trustees annually. The Board also believes that annual elections would further support the Board’s continuing commitment to good corporate governance.

In view of the considerations described above, the Board has unanimously determined that it is in the best interests of the Company and its shareholders to eliminate the classified Board structure as proposed.

Proposed Amendment to Declaration of Trust

Our Declaration of Trust currently divides our Board of Trustees into three classes. Trustees in each class serve for a term of three years and until their successors are elected and qualify. The term of trustees of one class expires at each annual meeting of shareholders.

We are proposing to amend Article Fifth, Section 2 of our Declaration of Trust to phase out the present three-year staggered terms of our trustees and instead provide for the annual election of trustees. Amendments to our Declaration of Trust must be declared advisable by resolution duly adopted by our Board of Trustees, and approved by our shareholders at an annual or special meeting by the affirmative vote of the majority of all the votes entitled to be cast on the matter, and once approved by the shareholders, such amendment will become effective upon filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) of articles of amendment setting forth the amendment. By resolutions adopted as of February 23, 2018, the Board of Trustees declared advisable the amendment to our Declaration of Trust set forth on Appendix A attached hereto which provides that, the trustees whose terms of office expire at annual meetings of shareholders subsequent to the Annual Meeting, and any successors to such trustees or any trustees elected to fill a vacancy, will be elected to hold office until the next annual meeting of shareholders following their election instead of the third-succeeding annual meeting, and until their successors are elected and qualify, and directed that this amendment to our Declaration of Trust be submitted for consideration by our shareholders at the 2018 Annual Meeting of shareholders. This amendment is not intended to, and will not, abrogate, shorten or otherwise affect the term of any current trustee elected prior to the 2019 annual meeting of shareholders, including those trustees who currently are candidates for election as set forth in Proposal No. 1.

2018 Proxy Statement	Page 65

The foregoing description is qualified in its entirety by the full text of the proposed amendment to the Declaration of Trust set forth on Appendix A and the marked version of Article Fifth, Section 2 of our Declaration of Trust set forth on Appendix B reflecting the proposed amendment contemplated by this Proposal No. 3.

Effective Date

If the amendment to our Declaration of Trust is approved by the shareholders of the Company by the requisite vote at the Annual Meeting, then following the Annual Meeting, articles of amendment setting forth such amendment will be filed with, and will become effective upon acceptance by, the SDAT. Once the amendment to our Declaration of Trust becomes effective, the trustees whose terms of office expire at annual meetings of shareholders subsequent to the Annual Meeting, and any successors to such trustees or any trustees elected to fill a vacancy, will be elected to hold office until the next annual meeting of shareholders following their election instead of the third-succeeding annual meeting, and until their successors are elected and qualify.

Vote Required	The affirmative vote of a majority of all the votes entitled to be cast on this proposal is required to approve this proposal.

Your Board recommends a vote “FOR” approval of the amendment to our Declaration of Trust to declassify our Board.

2018 Proxy Statement	Page 66

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

What are you voting on?	We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2018.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services. Neither the trustees, nor the nominees for trustee have a personal interest in the approval of this proposal.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.

Your Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2018.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed or expected to be billed to the Company by KPMG LLP for services rendered for the years ended December 31, 2017 and December 31, 2016.

	2017	2016
Audit Fees(1)	$1,065,550	$699,675
Audit-Related Fees	—	—
Tax Fees(2)	389,046	$258,777
All Other Fees	—	—
Total	$1,454,596	$958,452

(1)	Audit fees relate to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of quarterly condensed consolidated financial statements included in the Company’s Form 10-Q reports, consents, comfort letters and audit services provided in connection with other statutory and regulatory filings.

(2)

Tax fees relate to professional services rendered in connection with tax preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, and U.S. and Canadian tax compliance, as well as fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events. Tax fees for the year ended December 31, 2017 includes $239,030 for tax return preparation and compliance and $150,016 for tax consulting. Accordingly, the Company’s audit and tax return preparation and

2018 Proxy Statement	Page 67

compliance fees for fiscal 2017 totaled $1,304,580, or 89.7% of total fees, and non-audit fees for fiscal 2017 totaled $150,016, or 10.3% of total fees. Tax fees for the year ended December 31, 2016 includes $224,515 for tax return preparation and compliance and $34,262 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2016 totaled $924,190, or 96.4% of total fees, and non-audit fees for fiscal 2016 totaled $34,262, or 3.6% of total fees.

Pre-Approval Policies

The Audit Committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefore, be pre-approved by the Audit Committee. The policies are more particularly described in the section of this Proxy Statement titled “Company Governance - Audit Committee.” The services provided by KPMG LLP in 2017 and 2016 were pre-approved by the audit committee in accordance with those policies.

The Audit Committee considered whether KPMG LLP’s provision of tax services in 2017 and 2016 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.

2018 Proxy Statement	Page 68

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our trustees, executive officers and holders of more than 10% of a registered class of our equity securities and certain other persons, to file reports with the Securities and Exchange Commission regarding their ownership and changes in ownership of our equity securities.

To our knowledge, based solely on a review of Forms 3, 4, 5 and amendments thereto furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our trustees, executive officers and greater than 10% beneficial owners were complied with in a timely manner, except that Barrett Brady did not timely file a Form 4 in 2017 for an exercise of options to purchase 2,500 common shares occurring in April 2017, but such transaction was reflected in a Form 4 that was subsequently filed.

2018 Proxy Statement	Page 69

SHARE OWNERSHIP

Share Ownership of Trustees and Management

The following table shows as of April 9, 2018, the number of our shares beneficially owned by each of our trustees, the nominees for trustee and our named executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and executive officers listed below. Unless otherwise indicated, each of our trustees and executive officers listed below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the mailing address for each of our trustees and executive officers listed below is EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Common Shares	Gregory K. Silvers(3)	479,195	*
Common Shares	Morgan G. Earnest II(4)	224,804	*
Common Shares	Mark A. Peterson(5)	177,247	*
Common Shares	Michael L. Hirons(6)	93,672	*
Common Shares	Craig L. Evans(7)	53,408	*
Common Shares	Barrett Brady(8)	48,782	*
Common Shares	Robert J. Druten(9)	41,688	*
Common Shares	Jack A. Newman, Jr.(10)	34,002	*
Common Shares	Thomas M. Bloch(11)	16,924	*
Common Shares	Peter C. Brown(12)	15,552	*
Common Shares	Robin P. Sterneck(13)	13,290	*
Common Shares	All trustees, nominees and executive officers as a group (11 persons)(14)	1,009,674	1.36%

* Less than 1 percent.

(1)	Includes common shares which the named individuals hold and have the right to acquire within 60 days after April 9, 2018 under existing options and common shares issuable to the named individuals upon settlement of restricted share units that settle (or can settle) within 60 days after April 9, 2018. Also includes nonvested restricted common shares which the named individuals hold because the individuals have voting rights with respect to such shares.

(2)	Applicable percentages are based on 74,318,941 of our common shares outstanding as of April 9, 2018, adjusted as required by the rules promulgated by the SEC.

(3)	Amount includes 61,554 common shares indirectly held in a trust, 36,382 common shares issuable upon the exercise of options and 168,058 nonvested restricted common shares.

(4)	Amount includes 73,314 common shares issuable upon the exercise of options and 84,475 nonvested restricted common shares.

(5)	Amount includes 52,550 common shares indirectly held in a trust with Mr. Peterson’s spouse, 28,570 common shares issuable upon the exercise of options and 96,127 nonvested restricted common shares.

2018 Proxy Statement	Page 70

(6)	Amount includes 23,009 common shares indirectly held in a trust, 16,765 common shares issuable upon the exercise of options and 53,898 nonvested restricted common shares.

(7)	Amount includes 2,418 common shares held jointly with Mr. Evans’ spouse and 50,990 nonvested restricted common shares.

(8)	Amount includes 11,966 common shares indirectly held in a trust, 10,057 common shares issuable upon the exercise of options and 26,759 common shares issuable upon settlement of restricted share units.

(9)	Amount includes 3,000 common shares indirectly held in an IRA, 7,557 common shares issuable upon the exercise of options and 7,718 common shares issuable upon settlement of restricted share units.

(10)	Amount includes 7,557 common shares issuable upon the exercise of options and 26,445 common shares issuable upon settlement of restricted share units.

(11)	Amount includes 1,000 common shares indirectly held in a trust and 3,067 common shares issuable upon settlement of restricted share units.

(12)	Amount includes 1,907 common shares indirectly held in a foundation and 3,067 common shares issuable upon settlement of restricted share units.

(13)	Amount includes 12,430 common shares issuable upon settlement of restricted share units.

(14)	Shares held by all trustees, nominees and executive officers as a group reported in the table include 108,846 common shares that the individuals have the right to acquire under options, 79,486 common shares issuable to the individuals upon settlement of restricted share units and 390,883 nonvested restricted common shares. Does not include shares reported as beneficially owned in the table above by Mr. Earnest as he was not serving as an executive officer of the Company as of the date of this Proxy Statement.

Principal Shareholders

The following table shows as of April 9, 2018, the number of our common shares beneficially owned by each person or group that we know beneficially owns more than 5% of our common shares. Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,612,684 (2)	15.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	7,718,600 (3)	10.4%
Cohen & Steers, Inc. 280 Park Avenue, 10th Floor New York, NY 10017	5,485,452 (4)	7.4%
Daiwa Asset Management Co. Ltd. GranTokyo North Tower 9-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan 100-6753	3,750,023 (5)	5.1%

(1)	Applicable percentages are based on 74,318,941 of our common shares outstanding as of April 9, 2018, adjusted as required by the rules promulgated by the SEC.

2018 Proxy Statement	Page 71

(2)	Based solely on disclosures made by The Vanguard Group, Inc. (“Vanguard”) in a report on Schedule 13G/A filed with the SEC on February 9, 2018. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 106,835 common shares, sole dispositive power over 11,499,569 common shares, shared voting power over 84,444 common shares and shared dispositive power over 113,115 common shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 28,671 shares as a result of its serving as investment manager of collective trust accounts, and also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 162,608 shares as a result of its serving as investment manager of Australian investment offerings. In addition, Vanguard Specialized Funds - Vanguard REIT Index Fund also filed a Schedule 13G/A with the SEC on February 2, 2018, reporting that it has sole voting power over 4,959,736 common shares, which shares are included in the total number of shares shown held by Vanguard.

(3)	Based solely on disclosures made by BlackRock, Inc. (“BlackRock”) in a report on Schedule 13G/A filed with the SEC on January 19, 2018. In the Schedule 13G/A filed by BlackRock, BlackRock reports having sole voting power over 7,372,438 common shares and sole dispositive power over 7,718,600 common shares. Additionally, the Schedule 13G/A filed by BlackRock reports that BlackRock is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

(4)	Based solely on disclosures made by Cohen & Steers, Inc. (“Cohen & Steers”) in a report on Schedule 13G filed with the SEC on February 14, 2018. In the Schedule 13G filed by Cohen & Steers, Cohen & Steers reports having sole voting power over 1,723,752 common shares and sole dispositive power over 5,485,452 common shares. Additionally, the Schedule 13G filed by Cohen & Steers reports that Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, has sole voting power over 1,723,752 common shares and sole dispositive power over 5,485,452 common shares.

(5)	Based solely on disclosures made by Daiwa Asset Management Co. Ltd. (“Daiwa”) in a report on Schedule 13G filed with the SEC on February 1, 2018. In the Schedule 13G filed by Daiwa, Daiwa reports having sole voting power over 3,750,023 common shares, sole dispositive power over 7,100 common shares and shared dispositive power over 3,742,923 common shares.

2018 Proxy Statement	Page 72

SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS

AND RELATED BYLAW PROVISIONS

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 21, 2018. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company’s Bylaws and give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary:

•	Not earlier than the close of business on March 3, 2019; and

•	Not later than the close of business on April 2, 2019.

If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

How may I recommend or nominate individuals to serve as trustees?

You may propose trustee candidates for consideration by the Board’s Nominating/Company Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.

In addition, the Company’s Bylaws permit shareholders to nominate trustees for election at an annual shareholder meeting. To nominate a trustee, the shareholder must deliver the information required by the Company’s Bylaws.

What is the deadline to propose or nominate individuals to serve as trustees?

A shareholder may send a proposed trustee’s candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on March 3, 2019 and the close of business on April 2, 2019, unless the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

2018 Proxy Statement	Page 73

How may I obtain a copy of the Company’s Bylaw provisions regarding shareholder proposals and trustee nominations?

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating trustee candidates. The Company’s Bylaws also are available on the Company’s website at www.eprkc.com.

Must the Board of Trustees approve my proposal?

Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.

2018 Proxy Statement	Page 74

OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.

2018 Proxy Statement	Page 75

MISCELLANEOUS

Proxy Solicitation

The Company has made these proxy materials available to shareholders in connection with our Board of Trustees’ solicitation of proxies for use at the Annual Meeting. We will bear all costs of the solicitation. After the initial mailing of the Notice, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Notice to the beneficial owners of shares held of record by them, forward printed proxy materials by mail to such beneficial owners who specifically request them and obtain such beneficial owners’ voting instructions, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.

Annual Report

We refer you to our Annual Report, containing consolidated financial statements for the year ended December 31, 2017, filed with the SEC. Alternatively, you may access our Annual Report on our website at www.eprkc.com. You must not regard the Annual Report as additional proxy solicitation material.

We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the consolidated financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2017.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans Senior Vice President, General Counsel and Secretary

April 20, 2018

2018 Proxy Statement	Page 76

APPENDIX A

PROPOSED AMENDMENT TO DECLARATION OF TRUST

ARTICLES OF AMENDMENT

OF

AMENDED AND RESTATED DECLARATION OF TRUST

OF

EPR PROPERTIES

EPR Properties, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article FIFTH, Section 2 of the Amended and Restated Declaration of Trust of the Trust, as amended, is hereby amended in its entirety to read as follows:

Section 2. Each person elected as a Trustee of the Trust after the 2018 annual meeting of shareholders, whether to succeed a person whose term of office as a Trustee has expired (including the expiration of such person’s term) or to fill any vacancy, shall be elected for a term expiring at the next annual meeting. Each Trustee elected at or prior to the 2018 annual meeting of shareholders shall be deemed to serve as a member of the class of Trustees to which he or she was so elected for the term elected. At and after the 2021 annual meeting of shareholders, the Trustees shall no longer be classified with respect to the time for which they hold office. Notwithstanding the foregoing, each Trustee shall hold office until a successor has been elected or qualified or until his or her earlier death, resignation or removal.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to on its behalf by its Secretary on this [    ] day of [            ], 2018.

EPR PROPERTIES

By:
Name:	Gregory K. Silvers
Title:	President and Chief Executive Officer

ATTEST:

By:
Name:	Craig Evans
Title:	Secretary

APPENDIX B

PROPOSED AMENDMENT TO DECLARATION OF TRUST (MARKED VERSION)

The following is a marked version of the proposed amendment to Article Fifth, Section 2 of the Amended and Restated Declaration of Trust, with deletions indicated by strikethroughs and additions indicated by underlining (with such marks against the existing Article Fifth, Section 2):

Section 2. ~~The Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. The initial Class I Trustees shall be elected for a one-year term (expiring in 1998); the initial Class II Trustees for a two-year term (expiring in 1999); and the initial Class III Trustees for a three-year term (expiring in 2000). At each succeeding~~ Each person elected as a Trustee of the Trust after the 2018 annual meeting of shareholders, ~~beginning in 1998, successors to~~ whether to succeed a person whose term of office as a Trustee has expired (including the expiration of such person’s term) or to fill any vacancy, shall be elected for a term expiring at the next annual meeting. Each Trustee elected at or prior to the 2018 annual meeting of shareholders shall be deemed to serve as a member of the class of Trustees ~~whose term expires at that annual meeting shall be~~to which he or she was so elected ~~to serve until the third succeeding~~for the term elected. At and after the 2021 annual meeting of shareholders ~~and until their successors are elected and qualify, subject, however, to prior~~, the Trustees shall no longer be classified with respect to the time for which they hold office. Notwithstanding the foregoing, each Trustee shall hold office until a successor has been elected or qualified or until his or her earlier death, resignation or removal. ~~If the authorized number of Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible but in no case will a decrease in the number of Trustees shorten the term of any incumbent Trustee. Any vacancy on the Board of Trustees (including a vacancy created by the removal of a Trustee) may be filled by the affirmative vote of a majority of the Trustees then in office, even if less than a quorum, or by a sole remaining Trustee. Any Trustee elected to fill a vacancy shall serve until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal.~~

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 1, 2018.
Vote by Internet
• Go to www.envisionreports.com/EPR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Trustees unanimously recommends a vote FOR the nominees listed in proposal 1 and FOR proposals 2, 3 and 4.

1.	Election of Trustees:	For	Withhold		For	Withhold
	01 - Thomas M. Bloch	☐	☐	02 - Jack A. Newman, Jr.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in these proxy materials.	☐	☐	☐	3.	To approve an amendment to the Company’s Declaration of Trust to declassify the Board of Trustees.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018.	☐	☐	☐	5.	To act upon any other matters that may properly come before the meeting or an adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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02SK9B

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

EPR Properties’ proxy statement and annual report are available at www.envisionreports.com/EPR.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — EPR PROPERTIES

This proxy is solicited on behalf of the Board of Trustees for the

Annual Meeting of Shareholders on Friday, June 1, 2018.

As a shareholder of EPR Properties (the “Company”), I appoint Gregory K. Silvers, Mark A. Peterson and Craig L. Evans as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices at 909 Walnut Street, Suite 200, Kansas City, MO 64106, on Friday, June 1, 2018 at eleven o’clock a.m. (local time), and at any adjournment or postponement of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side. This proxy revokes all prior proxies given by me.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vote FOR the election of the nominees listed in proposal 1 and FOR proposals 2, 3 and 4. If any other matters come before the meeting, the persons named as proxies will vote in their discretion.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE